Exhibit 10.4

Master Repurchase Agreement
September 1996 Version

Dated as of	August 15, 2005

Between:	Buyer: The Buyers From Time to Time Parties Hereto

and	Seller: CRYSTAL RIVER CAPITAL, INC., CRYSTAL RIVER CAPITAL TRS HOLDINGS, INC. and other Sellers From Time to Time Parties Hereto
1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions
(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof,

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

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(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.
3.	Initiation; Confirmation; Termination
(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.
4.	Margin Maintenance
(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount

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for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).
5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

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Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.
Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will] * [may] ** be subject to liens granted by Seller to [its clearing bank] * [third parties] ** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing] * [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. b403.4 (e) if Seller is a government securities broker or dealer other than a financial institution.

**	Language to be used under 17 C.F.R. b403.5(d) if Seller is a financial institution.
9.	Substitution
(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.
10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal),

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(iii)the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):
(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:
(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased

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Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction

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hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination
(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.
16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

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18.	Use of Employee Plan Assets
(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
19.	Intent
(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:
(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the

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provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;
(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

BUYER:		SELLER:
WACHOVIA BANK, NATIONAL ASSOCIATION,		CRYSTAL RIVER CAPITAL, INC.
as the Agent and as a Buyer

By:	/s/ Marianne Hickman	By:	/s/ Daniel S. Kim

Title:	Director	Title:	Assistant Secretary

Date:	August 15, 2005	Date:	August 15, 2005

CRYSTAL RIVER CAPITAL TRS HOLDINGS, INC.

		By:	/s/ Daniel S. Kim

		Title:	Assistant Secretary

		Date:	August 15, 2005

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Annex I
Supplemental Terms and Conditions
     This Annex I (“Annex I”) forms a part of the Master Repurchase Agreement dated as of August 15, 2005 (the “Master Repurchase Agreement”, and collectively with this Annex I, the “Repurchase Agreement”) between the Crystal River Capital, Inc. (“Crystal River”), Crystal River Capital TRS Holdings, Inc. (“TRS”) and the additional sellers from time to time parties hereto (the “Additional Sellers”, together with Crystal River and TRS, collectively, the “Sellers” and each, “Seller”), the buyers from time to time parties hereto (collectively, the “Buyer”) and Wachovia Bank, National Association, as agent for the Buyers (in such capacity, the “Agent”) with Wachovia Capital Markets, LLC, as the Sole Lead Arranger. To the extent that the terms of this Annex I conflict with the terms of the Master Repurchase Agreement, the terms of this Annex I shall control.
1.	ADDITIONAL DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Repurchase Agreement. Capitalized terms used in the Master Repurchase Agreement whose definitions are modified in this Annex I shall, for all purposes of this Repurchase Agreement, be deemed to have such modified definitions.
(a)	“ABS” shall mean performing fixed and floating rate asset-backed pass-through certificates, other than Home Equity ABS, each with a credit rating of at least “B” (or “B2” in the case of Moody’s) from at least two Rating Agencies (or, subject to Paragraph 3(a), one Rating Agency), representing beneficial ownership interests in one or more first lien loans secured by assets which are customary in the asset-backed securities industry.

(b)	“Accepted Servicing Practices” shall mean, with respect to any Mortgage Asset, those mortgage servicing practices of prudent lending institutions which service mortgage assets of the same type as such Mortgage Asset in the jurisdiction where the related Underlying Mortgaged Property is located.

(c)	“Account Control Agreement” shall mean an Account Control Agreement, substantially in the form attached as Exhibit H hereto, among the Sellers, the Agent, for the benefit of the Buyers and the Bank.

(d)	“Accrual Period” shall mean (a) with respect to the first Payment Date, the period from and including the Closing Date to but excluding such First Payment Date, and (b) with respect to any subsequent Payment Date, the period from and including the previous Payment Date to but excluding such subsequent Payment Date.

(e)	“Additional Amount” shall have the meaning given thereto in Section 13 of this Annex I.

(f)	“Additional Seller Joinder Agreement” shall mean an Additional Seller Joinder Agreement, substantially in the form of Exhibit K hereto, duly executed and delivered by each of the parties thereto.

(g)	“Additional Sellers” shall have the meaning assigned thereto in the introductory paragraph of this Annex I.

(h)	“Adjusted EBITDA” for any Person, (i) EBITDA less (ii) Loss Reserves for the applicable period.

(i)	“Adjusted Eurodollar Rate” shall mean, for any Accrual Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.

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(j)	“Affected Party” shall mean the Agent, the Buyers, all assignees and participants of the Agent and the Buyers and any other Secured Party.

(k)	“Affiliate” shall mean, with respect to any Person, any (A) entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (B) corporation 20 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (C) person whose business is operated under a lease or operating agreement by such Person, or person substantially all of whose property is operated under an operating agreement with the debtor; or (D) entity that operates the business or substantially all of the property of such Person under a lease or operating agreement.

(l)	“Affiliated Hedge Counterparty” shall mean the Agent or any Affiliate of the Agent in its capacity as a counterparty to any Interest Rate Protection Agreement with any Seller or any Affiliate of any Seller.

(m)	“Agent” shall have the meaning assigned thereto in the introductory paragraph of this Annex I.

(n)	“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of the aggregate Repurchase Price outstanding for all Transactions, Margin Deficits outstanding, Breakage Costs, Increased Costs, Taxes, Later Payment Fees and all other amounts owed by the Sellers to the Agent, the Buyers, the Secured Parties, the Affected Parties or the Indemnified Parties or by the Sellers or any other Person under this Repurchase Agreement and any fee letter delivered in connection with the transactions contemplated by this Repurchase Agreement (whether due or accrued).

(o)	“Allocated Underlying Debt” shall mean, with respect to an Underlying Mortgaged Property, any senior or pari passu Indebtedness secured directly or indirectly by such Underlying Mortgaged Property, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, the related Mortgage Asset in right of payment or priority.

(p)	“ALTA”: The American Land Title Association.

(q)	“Applicable Law” shall mean, for any Person or Property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial or quasi–judicial tribunal or agency of competent jurisdiction.

(r)	“Asset Schedule and Exception Report” shall have the meaning assigned thereto in the Custodial Agreement.

(s)	“Asset Value” shall mean for any Security as of any date of determination, the lesser of the Book Value and the Market Value of such Security, in each case as determined by the Agent in its sole discretion on such date.

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(t)	“Assignment of Leases” shall mean, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Underlying Mortgaged Property is located to reflect the assignment of leases.

(u)	“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related underlying mortgaged property is located to reflect the assignment of the Mortgage to the Agent, on behalf of the Buyers.

(v)	“Assignment of Pledge Agreement” shall mean, with respect to any Pledge Agreement, an assignment of the Pledge Agreement sufficient under the laws of the jurisdiction which govern the Pledge Agreement to reflect the assignment of such Pledge Agreement.

(w)	“Bank” has the meaning assigned thereto in the Account Control Agreement.

(x)	“Base Rate” shall mean, on any date, a fluctuating rate per annum equal to the higher of (i) the Prime Rate or (ii) the Federal Funds Rate plus [****]%.

(y)	“Book Value” shall mean, with respect to any Purchased Security at any time, an amount, as certified by the Seller, equal to the price that the Seller initially paid or advanced for or in respect of such Purchased Security, as such Book Value may be marked down by the Seller from time to time, including any loss/price adjustments, less an amount equal to the sum of all principal paydowns paid and realized losses recognized relating to such Purchased Security.

(z)	“Breakage Costs” shall mean any amount or amounts as shall compensate the Agent and the Buyers for any loss, cost or expense incurred by the Agent and the Buyers (as determined by the Agent in the Agent’s sole discretion) as a result of a prepayment by the Seller of the Repurchase Price.

(aa)	“Business Day” shall mean (a) any day excluding Saturday, Sunday and any day on which banks located in the State of New York are authorized or permitted to close for business and (b) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, any day on which dealings in United States dollar deposits are carried on in the London interbank market.

(bb)	“Buyer” and “Buyers” shall have the respective meanings assigned thereto in the introductory paragraph of this Annex I.

(cc)	“Buyer’s Margin Amount” shall mean, on any day, the aggregate of the product of the Asset Value of each Purchased Security times the Purchase Rate applicable thereto.

(dd)	“Buyer’s Margin Percentage” shall mean, with respect to any Transaction, the percentage obtained by dividing the Asset Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

(ee)	“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

(ff)	“Cash Collateral” shall mean cash received by the Agent, on behalf of the Buyers, in satisfaction of a Margin Deficit or as Income on Purchased Securities.
**** Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.

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(gg)	“Cash Equivalents” shall mean any (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $10,000,000 (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

(hh)	“CDO Facility” shall mean the Master Repurchase Agreement entered into between Wachovia and one or more of the Sellers in connection with the execution of a CDO or CLO vehicle, as the same may be amended, restated or otherwise modified and in effect from time to time.

(ii)	“Change of Control” shall mean the occurrence of any of the following events: (a) if Hyperion Crystal River Capital Advisors, LLC is no longer the manager of the Seller, (b) the Seller internalizes its management (including internalizing any external management fee) without the prior written consent of the Agent, or (c) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of the Seller entitled to vote generally in the election of directors of 20% or more. Notwithstanding the foregoing, none of the Agent, any Buyer nor any other Person shall be deemed to approve or to have approved any internalization of management as a result of this definition or any other provision herein.

(jj)	“Closing Date” shall mean August 15, 2005.

(kk)	“CMBS” shall mean performing fixed and floating rate commercial mortgage-backed pass-through certificates, each with a credit rating of at least “B-” (or “B3” in the case of Moody’s) from at least two Rating Agencies (or, subject to Paragraph 3(a), one Rating Agency), representing beneficial ownership interests in one or more first lien mortgage loans secured by commercial and/or multifamily properties.

(ll)	“Collection Account” shall mean the account established by the Sellers on behalf of the Agent and the Buyers and subject to an Account Control Agreement, into which all Income shall be deposited.

(mm)	“Commitment Expiration Date” shall mean August 15, 2006, or such later date to which the Commitment Expiration Date may be extended in accordance with the terms of Paragraph 3(f) of this Repurchase Agreement.

(nn)	“Confirmation” shall mean a purchase confirmation in the form attached to this Annex I as Exhibit B delivered pursuant to Paragraph 3(b) of this Repurchase Agreement.

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(oo)	“Corporate Debt” shall mean performing, current pay fixed and floating rate debt obligations, each with a credit rating of at least “B” (or “B2” in the case of Moody’s) from at least two Rating Agencies (or, subject to Paragraph 3(a), one Rating Agency), evidenced by a promissory note, bond and/or other instrument or certificate issued by a Person.

(pp)	“Custodial Agreement” shall mean a custodial agreement, substantially in the form attached as Exhibit E hereto, by and among the Sellers, the Agent, the Buyers and the Custodian, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

(qq)	“Custodian” shall mean Wells Fargo Bank, N.A. and its successors in interest, as custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement.

(rr)	“Debt to Equity Ratio” With respect to any Person, the ratio of total Indebtedness to Tangible Net Worth of such Person as of the date of determination.

(ss)	“Debt Service” shall mean, for any period, the sum of (a) Interest Expense of the Seller and its Subsidiaries determined on a consolidated basis for such period, and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Seller and its Subsidiaries during such period, other than any balloon, bullet, margin or similar principal payment which repays such Indebtedness in full. Debt Service shall include a proportionate share of items (a) and (b) of all Unconsolidated Affiliates.

(tt)	“Default” shall mean any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

(uu)	“Defaulted Mortgage Asset” shall mean any Mortgage Asset (a) which is sixty (60) days or more delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Mortgage Asset documents (including, without limitation, any preferred equity which has not been current pay during such period), (b) for which there is a material breach of the representations and warranties set forth on Schedule 1 hereto having a material adverse effect on such Mortgage Asset, or (c) for which there is a material non-monetary default under the related Mortgage Asset documents.

(vv)	“Defaulted Security” shall mean any Security (other than a Mortgage Asset) (a) which is thirty (30) days or more delinquent in the payment of principal, interest, fees or other amounts payable under the term of the related Security documents, (b) for which there is a material non-monetary default under the related Security documents, (c) for which losses or interest shortfalls have been allocated thereto, or (d) for which there is a material breach of the representations and warranties set forth on Schedule 1 hereto having a material adverse effect on such Security.

(ww)	“Delinquent Mortgage Asset” shall mean a Mortgage Asset which is thirty (30) or more days, but less than sixty (60) days, delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Mortgage Asset documents (including, without limitation, any preferred equity which has not been current pay during such period).

(xx)	“Dry Funding” shall mean a Transaction for which a complete Mortgage Asset File, in accordance with the terms of this Agreement and the Custodial Agreement, has been delivered for each related Mortgage Asset to the Custodian prior to the related Purchase Date.

(yy)	“Dry Mortgage Asset” shall mean a Mortgage Asset for which a complete Mortgage Asset File, in accordance with the terms of this Repurchase Agreement and the Custodial Agreement, has been delivered to the Custodian prior to related Purchase Date.

(zz)	“DSCR” shall mean, with respect to any Mortgage Asset or CMBS, the underwritten debt service coverage ratio, as determined by Agent in its sole discretion, after taking into account any reserves

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and any other adjustments. The determination of DSCR with respect to any Mortgage Asset must take into account any senior or pari passu debt secured directly or indirectly by the related collateral.

(aaa)	“DTC” shall mean the Depository Trust Corporation and any successor thereto.

(bbb)	“Due Diligence Review” shall mean the performance by the Agent of any or all of the reviews permitted under Section 20 of this Annex I with respect to any or all of the Purchased Securities, as reasonably desired by the Agent from time to time.

(ccc)	“EBITDA” shall mean, with respect to a Person for any period: (a) net income (or loss) of such Person for such period determined on a consolidated basis (prior to any impact from minority interests and before deduction of preferred dividends on preferred stock, if any, of the Seller), in accordance with GAAP (exclusive of (i) income tax expense; and (ii) extraordinary or non-recurring gains and losses), plus the following (but only to the extent actually included in determination of such net income (loss)): (i) depreciation and amortization expense; and (ii) interest expense; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. The EBITDA will be adjusted to remove all impact of FAS 141.

(ddd)	“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof.

(eee)	“Eligible Asset” shall mean Security which as of any date of determination:
(i)	with respect to a Mortgage Asset, is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset;

(ii)	with respect to a Security (other than a Mortgage Asset), is not a Defaulted Security;

(iii)	is not a construction loan or construction note of any sort (which shall not, in and of itself, preclude Mortgage Assets that include renovation, rehabilitation or expansion components which will be completed within twelve (12) months of the related Purchase Date);

(iv)	has been approved by the Agent in its sole discretion;

(v)	in the case of a Mortgage Asset, is evidenced by an original Mortgage Note, original Mezzanine Note or Junior Participation Interest Note, as applicable;

(vi)	is not a Wet Mortgage Asset for which the related Mortgage Asset File has not been delivered in accordance with the terms of this Repurchase Agreement and the Custodial Agreement within five (5) Business Days after the Purchase Date or is not a Dry Mortgage Asset for which the related Mortgage Asset File has not been delivered in accordance with this Repurchase Agreement and the Custodial Agreement;

(vii)	in the case of a Junior Participation Interest or a Mezzanine Loan, does not constitute a “sliver” interest, as determined by Agent;

(viii)	in the case of a Junior Participation Interest, is created pursuant to a participation agreement and evidenced by a Junior Participation Interest Note;

(ix)	with respect to which the applicable representations and warranties set forth on Schedule 1 hereto are true, complete and accurate in all respects; and

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(x)	with respect to any Security other than a Mortgage Asset, such Security is in book-entry form;
provided, that notwithstanding a Security’s failure to conform to the criteria set forth above, the Agent may, in its sole discretion, designate in writing any such non-compliant Security an Eligible Asset.

(fff)	“Eligible Transferee” shall mean any Person selected by a Buyer and consented to by the Sellers, such consent not to be unreasonably withheld, delayed or conditioned; provided, that consent of the Seller shall not be required (i) upon the occurrence and during the continuation of any Event of Default and (ii) at any time with respect to any Person which is a Buyer, or an Affiliate of any Buyer, or a bank, financial institution, pension fund, insurance company or other similar Person or a special purpose vehicle.

(ggg)	“Environmental Laws” shall mean any and all foreign, federal, state and local laws, statutes, ordinances, codes, rules, regulations, permits, licenses, approvals, interpretations, guidelines, written policies, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health and safety, or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right–to–Know Act of 1986, 42 U.S.C. § 11001 et. seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq., and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, and any state and local or foreign counterparts or equivalents, in each case as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

(hhh)	“Equity Interest” shall mean, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, preferred or common, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

(iii)	“Equity Issuance” shall mean any issuance by a Person of any Equity Interest and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

(jjj)	“Escrow Agreement” shall mean an agreement in the form attached hereto as Exhibit F, delivered by the Settlement Agent with respect to any Wet Mortgage Assets to the Agent and Custodian in accordance with the terms hereof.

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(kkk)	“Eurocurrency Liabilities” shall have the meaning given to such term in Regulation D, 12 CFR Part 204.

(lll)	“Eurodollar Reserve Percentage” shall mean, for any Accrual Period, the percentage, if any, applicable during such Accrual Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Accrual Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the Accrual Period.

(mmm)	“Extension Fee” shall mean an amount equal to the product of [****]% and the Maximum Amount at the time a Facility Termination Extension is requested by the Sellers.

(nnn)	“Facility Termination Date” shall mean (i) the Initial Termination Date (ii) such later date to which such later date to which the Facility Termination Date may be extended in accordance with the terms of Paragraph 3(f) of this Repurchase Agreement or (iii) such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(ooo)	“Fair Market Value” shall mean, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

(ppp)	“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as set forth in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time.

(qqq)	“Fee Letter” shall mean that certain Fee Letter, dated August 15, 2005, between the Agent and the Sellers, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

(rrr)	“FIRREA” shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

(sss)	“Funding Request” shall mean a purchase notice in the form attached to this Annex I as Exhibit A delivered pursuant to Paragraph 3(a) of this Repurchase Agreement.

(ttt)	“Funds Availability” shall mean, at any time, the amount equal to the amount of cash or Cash Equivalents held by the Seller at such time.

(uuu)	“Funds From Operation” or “FFO” shall mean, for a given period, (a) Net Income of the Seller and its Subsidiaries for such period (before extraordinary and non-recurring items), minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period, plus (c) depreciation and amortization of real and personal property assets for such period, plus (d) without duplication, income from unconsolidated partnerships and joint ventures, determined in each case in accordance with GAAP.
**** Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.

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(vvv)	“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States.

(www)	“Governmental Authority” shall mean any nation or government, any state or other political subdivision or jurisdiction thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

(xxx)	“Ground Lease” shall mean a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the Mortgage Asset; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

(yyy)	“Ground Lease Asset” shall mean a Mortgage Asset or CMBS, the Underlying Mortgaged Property for which is secured or supported in whole or in part by a Ground Lease.

(zzz)	“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

(aaaa)	“Hedge Breakage Costs” shall mean any payments due to a Hedge Counterparty by the Sellers or to the Sellers by an Affiliated Hedge Counterparty under an Interest Rate Protection Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Protection Agreement, in whole or in part.

(bbbb)	“Home Equity ABS” shall mean asset-backed pass-through certificates, each with a credit rating of at least “B” (or “B2” in the case of Moody’s) from at least two Rating Agencies (or, subject to Paragraph 3(a), one Rating Agency), representing beneficial ownership interests in one or more first or second lien mortgage loans secured by residential property.

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(cccc)	“Increased Costs” shall mean any amounts required to be paid by the Sellers to an Affected Party pursuant to Section 15 of this Annex I.

(dddd)	“Indebtedness” shall mean, for any Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (including without limitation principal, interest, assumption fees, prepayment fees, contingent interest, and other monetary obligations whether choate or inchoate); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, letters of credit, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) capitalized lease obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all “off-balance sheet arrangements” of such Person other than bona fide securitization transactions; (f) all obligations of such Person in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Security or any obligation senior to the Purchased Security, unfunded interest reserve amount under any Purchased Security or any obligation that is senior to the Purchased Security, purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement; (g) net obligations under any derivative contract not entered into as a hedge against existing Indebtedness, in an amount equal to the termination value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person; and (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.

(eeee)	“Initial Termination Date” shall mean August 15, 2007.

(ffff)	“Interest Expense” consists of any Person’s total interest expense incurred (in accordance with GAAP), including capitalized or accruing interest (but excluding interest funded under a construction loan which is capitalized for GAAP accounting purposes), on a consolidated basis plus the Person’s pro rata share of Interest Expense from Joint Venture Investments and Unconsolidated Affiliates, without duplication for the most recent period.

(gggg)	“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Purchased Securities, any short sale of US Government Securities, futures contracts, options related contracts, interest rate swaps, cap or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and acceptable to the Agent.

(hhhh)	“Investment” shall mean, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Transaction Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

Annex I-10

(iiii)	“Investment Grade Purchased Securities” shall mean Purchased Securities consisting of ABS, Home Equity ABS, RMBS or CMBS with a credit rating of at least “BBB-“ or higher (or “Baa3” in the case of Moody’s) from a Rating Agency.

(jjjj)	“Junior Participation Interest” shall mean a junior participation interest in a performing commercial real estate loan or a “B note” in an “A/B structure” in a performing commercial real estate loan.

(kkkk)	“Junior Participation Interest Note” shall mean the original executed promissory note, certificate (whether participation or otherwise) or other tangible evidence of a Junior Participation Interest.

(llll)	“Late Payment Fee” shall have the meaning given in Paragraph 3(g) of this Repurchase Agreement.

(mmmm)	“LIBOR Rate” shall mean, for any day during any Accrual Period, an interest rate per annum equal to:

(i)	the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Accrual Period; or

(ii)	if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by the Agent at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

(nnnn)	“Lien” shall mean any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

(oooo)	“Loan-to-Value Ratio” or “LTV” shall mean, with respect to any Mortgage Asset, at the time of determination, the ratio of (a) the outstanding principal amount of such Mortgage Asset at such time plus the amount of any Allocated Underlying Debt for such Mortgage Asset at such time to (b) the lesser of (i) the appraised value of the related Underlying Mortgaged Property (determined by reference to a third-party appraisal meeting the standards required by FIRREA), as such appraised value may be adjusted from time to time by the Agent in its sole discretion exercised in good faith, which appraised value, including any adjustments thereto by the Agent from time to time, shall be deemed dispositive absent manifest error, and (ii) the purchase price of such Underlying Mortgaged Property, plus (x) normal and customary third party costs incurred in connection with such purchase (such costs not to exceed 3.0% of the purchase price), together with (y) the amount of any reserves associated with such Mortgage Asset and any additional third party costs incurred in connection with such purchase, in each case as to this clause (y) to the extent approved by the Agent in its sole and absolute discretion. The LTV for each Junior Participation Interest and each Mezzanine Loan shall take into account any senior or pari-passu debt secured directly or indirectly by the related collateral (including, without limitation, the Underlying Mortgage Property).

(pppp)	“Loss Reserves” means, for any period an amount, if any, as determined in good faith by Buyer. The Loss Reserves shall be determined on an aggregate basis with respect to all assets of the Seller and its Subsidiaries and a proportionate share of all assets of all Unconsolidated Affiliates.

Annex I-11

(qqqq)	“Mandatory Redeemable Stock” shall mean, with respect to the Seller or any Subsidiary, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatory redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatory Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Facility Termination Date.

(rrrr)	“Margin Correction Deadline” shall mean the time that is twenty-four (24) hours after such notice is first received by the Sellers (or if such time is not during a Business Day, then no later than the same time on the next Business Day), provided that the Agent, in its sole discretion, may, but under no circumstances shall be obligated to, extend such deadline beyond twenty-four (24) hours.

(ssss)	“Market Value” shall mean, as of any date in respect of any Security, the price at which such Security could readily be sold, as determined by the Agent in its sole discretion exercised in good faith by taking into account such other criteria as the Agent deems appropriate in its good faith, including, without limitation, current market conditions (including, without limitation, current interest rates and spreads), credit quality, liquidity of position, eligibility for CDO execution, subordination, delinquency status and aging, which price, in each case, may be determined to be zero, and the following additional limitations on Market Value shall apply:

(i)	the aggregate Market Value of the Purchased Securities shall be reduced to the extent that at any time there is a breach of the Sub-Limit (such reduction to be determined by the Agent by reference to the definition of “Sub-Limit” in this Repurchase Agreement), unless waived in writing by the Agent in its sole and absolute discretion; and

(ii)	the Market Value shall be deemed to be zero (or such other amount as determined by the Agent in its sole discretion) with respect to each Purchased Security (i) in respect of which there is a breach of a representation and warranty contained in this Repurchase Agreement (assuming each representation and warranty is made as of the date the Market Value is determined), (ii) in respect of which the Purchased Security has not been delivered to the Agent in accordance with the terms of this Repurchase Agreement, (iii) which is determined by the Agent to be a Defaulted Security, a Delinquent Mortgage Asset or a Defaulted Mortgage Asset or (iv) which is determined by the Agent not to be an Eligible Asset.

(tttt)	“Material Adverse Effect”: A material adverse effect on (a) the Property, business, operations, financial condition or prospects of a Seller, (b) the ability of a Seller to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of the Agent or any Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the Asset Value, rating (if applicable) or liquidity of any or all of the Purchased Securities.

(uuuu)	“Materials of Environmental Concern” shall mean any mold, petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline), or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea–formaldehyde insulation.

(vvvv)	“Maximum Amount” shall mean $200,000,000, provided, that (i) upon written request of the Sellers delivered to the Agent and the Buyers prior to March 15, 2006, the Agent and the Buyers may, in their sole discretion, agree to increase the Maximum Amount to an amount equal to

Annex I-12

$400,000,000, or such lesser amount as agreed to by the Agent and the Buyers in their sole discretion, by giving written notice to the Sellers of such increase and the Maximum Amount determined by the Agent and the Buyers after giving effect thereto; provided, that (ii) any failure by the Agent and the Buyers to deliver such notice of increase to the Sellers shall be deemed to be the Agent’s and the Buyer’s determination not to increase the Maximum Amount, (iii) the Maximum Amount shall not be increased unless the Agent and the Buyers shall have received all appropriate internal credit approvals and all required legal documentation is executed, and it is expressly understood and agreed that the Agent and the Buyers have not received, requested or otherwise sought, and the Agent and the Buyers have no obligation at any time to request or otherwise seek, any such approval, (iv) prior to any increase in the Maximum Amount taking effect, the Sellers shall have paid to the Agent and the Buyers any additional fees required pursuant to the Fee Letter; and (v) that the Agent and the Buyers in their sole discretion, may reduce the Maximum Amount if the weighted average daily outstanding falls below 65% for any 120-day period (as measured at the end of any calendar quarter).

(wwww)	“Mezzanine Loan” shall mean a performing mezzanine loan secured by pledges of the entire equity ownership interest in entities that own income producing commercial real estate.

(xxxx)	“Mezzanine Note” shall mean the original executed promissory note, certificate or other tangible evidence of Mezzanine Loan indebtedness.

(yyyy)	“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

(zzzz)	“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

(aaaaa)	“Mortgage Asset” shall mean any Junior Participation Interest, Mezzanine Loan or Whole Loan.

(bbbbb)	“Mortgage Asset File” shall have the meaning assigned thereto in the Custodial Agreement.

(ccccc)	“Mortgage Note” shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor with respect to a commercial mortgage loan.

(ddddd)	“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Junior Participation Interest Note, Mezzanine Note or a Mortgage Note.

(eeeee)	“Net Asset Value” shall mean, with respect to the Seller, the gross assets of the Seller less the aggregate amount of all liabilities of the Seller, including without limitation, all absolute and contingent liabilities of any kind, and shall be determined in accordance with GAAP and on a basis consistent with prior periods.

(fffff)	“Net Income” shall mean, with respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

(ggggg)	“Net Proceeds” shall mean with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

Annex I-13

(hhhhh)	“Non-Investment Grade Purchased Securities” shall mean Purchased Securities consisting of ABS, Home Equity ABS, RMBS or CMBS with a credit rating below “BBB-” (or “Baa3” in the case of Moody’s) from a Rating Agency.

(iiiii)	“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

(jjjjj)	“Obligor” shall mean, with respect to any Purchased Security, the Person or Persons obligated to make payments thereunder, including any guarantor thereof.

(kkkkk)	“Payment Date” shall mean the 30th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

(lllll)	“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions

(mmmmm)	“Permitted Liens” shall mean any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, (c) Liens granted pursuant to or by this Repurchase Agreement, or (d) Liens created by or through the Agent or the Buyers.

(nnnnn)	“Periodic Advance Repurchase Payment” shall have the meaning set forth in Paragraph 3(g) of this Repurchase Agreement

(ooooo)	“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

(ppppp)	“Pledge Agreement” shall mean, with respect to any Mezzanine Loan, the related pledge agreement which secures the equity interests given as collateral for the related Mezzanine Loan.

(qqqqq)	“Post–Default Rate” shall mean, in respect of any day a Transaction is outstanding or any other amount under this Repurchase Agreement is not paid when due to any Secured Party at the stated Repurchase Date or otherwise when due, a rate per annum determined on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the applicable Pricing Rate plus 500 basis points.

(rrrrr)	“Preferred Dividends” shall mean, for any period and without duplication, all Restricted Payments paid or accrued during such period on Preferred Securities issued by the Seller or a Subsidiary. Preferred Dividends shall not include dividends or distributions paid or payable (a) solely in Equity Interests (other than Mandatory Redeemable Stock) payable to holders of such class of Equity Interests; (b) to the Seller or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

(sssss)	“Preferred Securities” shall mean, with respect to any Person, Equity Interests in such Person that are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment (or accrual) of dividends or distribution of assets upon liquidation, or both.

Annex I-14

(ttttt)	“Price Differential” shall mean, for each Accrual Period or portion thereof and each Transaction outstanding, the sum of the products (for each day during such Accrual Period or portion thereof) of:

[* * * *]

where:
PR	=	the Pricing Rate applicable on such day;
PP	=	the Purchase Price for such Transaction on such day; and
D	=	360 or, to the extent the Rate is based on the Base Rate, 365 or 366 days, as applicable, provided, however, that (i) no provision of this Repurchase Agreement shall require the payment or permit the collection of any Price Differential in excess of the maximum permitted by Applicable Law and (ii) the Price Differential shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
(uuuuu)	“Pricing Rate” shall mean, with respect to any Security, at any date of determination a rate per annum equal to the sum of (a) the applicable Rate on such date plus (b) the applicable Pricing Spread for such Security on such date as set forth in the related Confirmation.

(vvvvv)	“Pricing Spread” shall mean the point spreads (in basis points) set forth in the related Confirmation corresponding to such Security, as based on the table set forth in Schedule 2 and as shall be determined by the Agent in its sole discretion; provided, however, if the Rating Agencies have assigned credit ratings at different levels, the lower of such credit rating shall apply for purposes of the heading “Rating of Security” in the table set forth in Schedule 2; provided, further, that with respect to any CMBS, RMBS, ABS, Home Equity ABS or Corporate Debt rated by only one Rating Agency, such Pricing Spread set forth on Schedule 2 shall be increased by up to [****] from the rate set forth thereunder in accordance with Paragraph 3(a); provided, further, if any Purchased Security is subject to this Repurchase Agreement for more than [****], the applicable Pricing Spread for such Purchased Security shall be increased by [****]%. Any such adjustment or determination by the Agent shall be conclusive and binding absent manifest error.

(wwwww)	“Prime Rate” shall mean the rate announced by the Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors.

(xxxxx)	“Property” shall mean, any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

(yyyyy)	“Purchase Amount” shall mean, as to any Buyer, the obligation of such Buyer to participate in Transactions entered into by the Agent, on behalf of the Buyers, in accordance with the terms hereof, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Buyer’s name on Schedule 3 under the caption “Purchase Amount” or, as the case may be, in the Assignment and Acceptance pursuant to which such Buyer became a party hereto, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

(zzzzz)	“Purchase Price” shall mean, on each Purchase Date, the price at which Purchased Securities are transferred by the Seller to the Agent, on behalf of the Buyers, or its designee (including the Custodian) which shall equal the product of the Asset Value of any such Purchased Securities, as determined by the Agent in its sole discretion, times the Purchase Rate applicable thereto, taking into account, in the case of any Junior Participation Interests, the Mezzanine Loans and Whole

* * * * Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.

Annex I-15

Loans, the applicable LTV Percentages respectively, set forth in Schedule 2 and that the combined DSCR is not less than those set forth in Schedule 2.

(aaaaaa)	“Purchase Rate” shall mean, with respect to the related Security, the rate set forth under the heading “Purchase Rate” in the table set forth in Schedule 2; provided, however, that with respect to any CMBS, RMBS, ABS, Home Equity ABS or Corporate Debt rated by only one Rating Agency, such Purchase Rate set forth in Schedule 2 shall be decreased by up to ten (10) percentage points from the rate set forth thereunder, in accordance with Paragraph 3(a).

(bbbbbb)	“Qualified Servicer” shall mean any nationally recognized commercial mortgage loan servicer (other than ORIX Capital Markets LLC or any of its Affiliates) rated at least “Css2” (or equivalent successor rating) by Fitch, Inc., or any successor to Fitch, Inc. and on the approved master servicer list or special servicer list of S&P.

(cccccc)	“Rate” shall mean, for any Accrual Period and for each Transaction outstanding and for each day during such Accrual Period, an interest rate per annum equal to the Adjusted Eurodollar Rate.

(dddddd)	“Rating Agencies” shall mean each of Fitch Ratings, Inc., Moody’s or S&P, or their successors in interest, and such nationally recognized statistical rating agencies as may be designated by the Agent, on behalf of the Buyers, from time to time.

(eeeeee)	“Repurchase Documents” shall mean this Master Repurchase Agreement, the Custodial Agreement, the Account Control Agreement, all Pledge Agreements (if any), all Servicing Agreements (if any), all Interest Rate Protection Agreements (if any) and the Fee Letter.

(ffffff)	“Repurchase Price” shall mean the price at which Purchased Securities are to be transferred from Agent or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (i) the Purchase Price, (ii) the Price Differential and (iii) any amounts which would be payable to (a positive amount) an Affiliated Hedge Counterparty under any related Interest Rate Protection Agreement if such Interest Rate Protection Agreement were terminated on the date of determination, in each case as of the date of such determination, decreased by all cash, Income and Periodic Advance Repurchase Payments (including Late Payment Fees, if any) actually received by Agent for the account of Buyer, and increased by all other costs, fees or other amounts payable to Agent by Seller with respect to the Purchased Security under the applicable Repurchase Documents.

(gggggg)	“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, those relating to environmental standards and controls), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(hhhhhh)	“Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person.

(iiiiii)	“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of any Seller or any Subsidiary thereof now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of any Seller or any Subsidiary thereof now or hereafter outstanding; and (c) any payment made to retire, or to

Annex I-16

obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any Seller or any Subsidiary thereof now or hereafter outstanding.

(jjjjjj)	“RMBS” shall mean performing fixed and floating rate agency and non-agency residential mortgage backed pass-through certificates, each with a credit rating of at least “B” (or “B2” in the case of Moody’s) from at least two Rating Agencies (or, subject to Paragraph 3(a), one Rating Agency), representing beneficial ownership interests in one or more first lien mortgage loans.

(kkkkkk)	“S&P” shall mean Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto.

(llllll)	“Secured Party” or “Secured Parties” shall mean (i) the Agent, (ii) the Buyers, (iii) any Affiliated Hedge Counterparties and (iii) all assignees and participants of the Buyers.

(mmmmmm)	“Securities” shall mean any Whole Loan, Junior Participation Interest, Mezzanine Loan, CMBS, ABS, Home Equity ABS, Corporate Debt or RMBS proposed to be sold by the Seller hereunder.

(nnnnnn)	“Seller” and “Sellers” shall have the respective meanings assigned thereto in the introductory paragraph of this Annex I. Unless the context otherwise requires, all references herein, or in any other Transaction Document, to “the Seller” shall refer to the applicable Seller of a Purchased Security in connection with a Transaction hereunder.

(oooooo)	“Servicer” shall have the meaning given thereto in Section 5(q) of this Annex I.

(pppppp)	“Settlement Agent” shall mean, with respect to any Transaction involving a Wet Mortgage Asset, the entity approved by the Agent, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset, to which the proceeds of such Transaction are to be wired pursuant to Paragraph 3(a).

(qqqqqq)	“Special Purpose Vehicle” shall mean an entity meeting the then current industry standard provisions for special purpose vehicles, such entity’s organizational documents being reasonably satisfactory to Buyer in all material respects.

(rrrrrr)	“Sub-Limit” shall have the meaning given thereto in Section 5(f) of this Annex I.

(ssssss)	“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

(tttttt)	“Tangible Net Worth” means, as of a given date, the stockholders’ equity of any Person and Subsidiaries of such Person (determined on a consolidated basis) plus (i) accumulated depreciation and amortization minus the following (to the extent reflected in determining stockholders’ equity of the Seller and its Subsidiaries), (ii) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, (iii) all amounts appearing on the assets side of any such balance

Annex I-17

sheet for assets which would be classified as intangible assets under GAAP (e.g., goodwill), all determined on a consolidated basis and (iv) prepaid taxes, expenses and other items.

(uuuuuu)	“Taxes” shall mean any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

(vvvvvv)	“Test Period” shall mean any fiscal quarter, commencing with the fiscal quarter ending on December 31, 2005.

(wwwwww)	“Transaction Documents” shall mean this Repurchase Agreement, the Account Control Agreement, the Fee Letter, the Custodial Agreement, the Interest Rate Protection Agreements, if any, the Escrow Agreements, if any, the Servicing Agreements, if any, the Additional Seller Joinder Agreement, if any, any UCC financing statements filed pursuant to the terms of this Repurchase Agreement and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

(xxxxxx)	“Transaction Request Package” shall mean the documents required to be delivered to the Agent at the time a Funding Request is delivered to the Agent, which shall include the following to the extent reasonably requested by the Buyer:
(i)	with respect to a Purchased Security consisting of a Mortgage Asset or CMBS that is a Non-Investment Grade Purchased Security, an appraisal meeting the standards of FIRREA and stating the loan-to-value ratio of the outstanding Purchase Price to the value (based on the lesser of (A) the appraised value of the related underlying mortgaged property, as determined by reference to the third-party appraisal, meeting the standards required by FIRREA, of such underlying mortgaged property, and (B) the purchase price of such underlying mortgaged property);

(ii)	with respect to a Purchased Security consisting of a Mortgage Asset or CMBS that is a Non-Investment Grade Purchased Security, an environmental report indicating no material environmental condition for which recommended reserves have not been established;

(iii)	with respect to a Purchased Security consisting of a Mortgage Asset or CMBS that is a Non-Investment Grade Purchased Security, written certification that such Mortgage Asset meets the requisite DSCR required for such asset type and that all covenants, representations and warranties contained herein have been complied with (together with such additional materials as Agent may request);

(iv)	with respect to Non-Investment Grade Purchased Securities, an internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information actually known to Seller relating to the Purchased Securities;

(v)	with respect to a Purchased Security consisting of a Mortgage Asset, a copy of the related note, Mortgage, Assignment of Mortgage (if any), Assignment of Leases (if any), title policy (or binding commitment to issue a title policy if no title policy has been issued), Pledge Agreement (if any), and Assignment of Pledge Agreement (if any) for such Purchased Security;

(vi)	with respect to a Purchased Security (other than a Mortgage Asset), a copy of the related bond or a copy of the related bond power, endorsed in blank, or, with respect to any bonds registered with DTC, evidence of re-registration to the securities intermediary in

Annex I-18

the Agent’s name, on behalf of the Buyers, and the contact information for the controller of the related DTC account; and

(vii)	with respect to a Purchased Security consisting of a Mezzanine Loan, a copy of the related Mezzanine Note, a copy of the related pledge agreement and copies of any assignments.
(yyyyyy)	“Transitional Asset” shall mean any Whole Loan with respect to which the Underlying Mortgaged Property is undergoing a transition (including, without limitation, a condominium conversion) and does not meet the applicable DSCR criteria but which has nevertheless been deemed acceptable by the Agent in its sole discretion; provided, that “Transitional Asset” shall not include (a) land loans, (b) construction loans, (c) loans with respect to which the Underlying Mortgaged Property will take more than thirty (30) months to achieve a stabilized cash flow sufficient to characterize such loans as stabilized or non-transitional or (d) operating companies (other than hotel properties).

(zzzzzz)	“Trust Receipt” shall mean a trust receipt issued by the Custodian to the Agent confirming the Custodian’s possession of certain Mortgage Asset Files which are held by the Custodian for the benefit of the Agent or the registered holder of such trust receipt.

(aaaaaaa)	“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non–perfection of the security interest in any Purchased Security is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non–perfection.

(bbbbbbb)	“UCC Financing Statement”: A financing statement on Form UCC-1 or the proper national UCC form, naming the Agent, as agent for the Buyers, as “Secured Party” and each Seller as “Debtor” and describing the collateral.

(ccccccc)	“Unconsolidated Affiliates” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

(ddddddd)	“Underlying Mortgage Loan”: With respect to any Junior Participation Interest, Mezzanine Loan, Home Equity ABS, CMBS, Whole Loan or RMBS, a mortgage loan made in respect of the related Underlying Mortgaged Property.

(eeeeeee)	“Underlying Mortgaged Property”: In the case of any:
(i)	Whole Loan (including any Transitional Asset), the Mortgaged Property securing such Whole Loan;

(ii)	Junior Participation Interest, the Mortgaged Property securing such Junior Participation Interest or the Mortgaged Property securing the mortgage loan in which such Junior Participation Interest represents a junior participation, as applicable;

(iii)	Mezzanine Loan, the Mortgaged Property that is owned by the Person the Capital Stock of which is pledged as collateral security for such Mezzanine Loan;

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(iv)	CMBS, each Mortgaged Property or Mortgaged Properties securing the mortgage loans related to such Security;

(v)	RMBS, each Mortgaged Property or Mortgaged Properties securing the mortgage loans related to such Security; and

(vi)	Home Equity ABS, each Mortgaged Property securing the Mortgage Loans related to such Security.
(fffffff)	“Underwriting Package” shall mean an internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to a Purchased Security which is known by a Seller, prepared by a Seller for its evaluation of such Purchased Security, to include at a minimum the data required in the relevant Confirmation. In addition,
(i)	with respect to each Junior Participation Interest, Mezzanine Loan or Whole Loan shall include, to the extent applicable , (a) a copy of the appraisal, (b) the current occupancy report (including tenant stack and rent roll), (c) a minimum of two (2) years of property level financial statements to the extent available, (d) current financial statement of the obligor, if any, on the commercial mortgage loan, if available, (e) the Mortgage Asset File, (f) all third party reports and agreed upon procedures, any letters and reports (whether drafts or final forms), site inspection reports, market studies and any other diligence conducted by Seller relating to such Purchased Security, (g) aging of all accounts receivable and accounts payable, (h) copies of all transaction documentation and (i) to the extent in the Seller’s possession, such further documents or information as the Agent may request;

(ii)	with respect to each Purchased Security which consists of ABS, Home Equity ABS, RMBS or Corporate Debt, the Underwriting Package, upon written request of Buyer to Seller prior to the related Purchase Date, shall include, to the extent applicable, (a) the related prospectus or offering circular, (b) all structural and collateral term sheets and all other computational or other similar materials provided to a Seller in connection with its acquisition of such Purchased Security, (c) all distribution date statements issued in respect thereof during the immediately preceding 12 months (or, if less, since the date such Purchased Security was issued), (d) to the extent in the Seller’s possession, all Rating Agency pre-sale reports, (e) all asset summaries and any other due diligence materials, including, without limitation, reports prepared by third parties, provided to Seller in connection with its acquisition of such Purchased Security (f) to the extent in the Seller’s possession, any other information delivered to certificate holders in respect of such Purchased Security during the immediately preceding 12 months, and (g) to the extent in the Seller’s possession, such further documents or information as the Agent may request; and

(iii)	with respect to any Purchased Security which consists of CMBS, the Underwriting Package, upon written request of Buyer to Seller prior to the related Purchase Date, shall include, to the extent applicable, (a) the related prospectus or offering circular, (b) all structural and collateral term sheets and all other computational or other similar materials provided to a Seller in connection with its acquisition of such CMBS, (c) to the extent in the Seller’s possession, all distribution date statements issued in respect thereof during the immediately preceding 12 months (or, if less, since the date such CMBS was issued), (d) all monthly CSMA reporting packages issued in respect of such CMBS during the immediately preceding 12 months (or, if less, since the date such CMBS was issued), (e) to the extent in the Seller’s possession, all Rating Agency pre-sale reports, (f) all asset summaries and any other due diligence materials, including, without limitation, reports prepared by third parties, provided to Seller in connection with its acquisition of such

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CMBS, (g) to the extent in the Seller’s possession, any other information delivered to certificate holders in respect of such Purchased Security during the immediately preceding 12 months, and (h) to the extent in the Seller’s possession, such further documents or information as the Agent may request.
(ggggggg)	“US Government Securities” shall mean securities that are direct obligations of, or that are fully guaranteed as to principal and interest by, the United States or any agency of the United States.

(hhhhhhh)	“Wachovia” shall mean Wachovia Bank, National Association, a national banking association in its individual capacity, and its successors and assigns.

(iiiiiii)	“WCM” shall mean Wachovia Capital Markets, LLC, a Delaware limited liability company in its individual capacity, and its successors and assigns.

(jjjjjjj)	“Wet Funding” shall mean a Transaction for which the Seller has delivered to the Agent a Transaction Request pursuant to Paragraph 3(a).

(kkkkkkk)	“Wet Mortgage Asset” shall mean a Mortgage Asset for which the Seller has delivered a Transaction Request and Transaction Request Package pursuant to Paragraph 3(a) hereof, and for which a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

(lllllll)	“Whole Loan” shall mean a performing first priority commercial real estate whole loan.
2.	MODIFICATIONS TO MASTER REPURCHASE AGREEMENT.
(a)	Paragraph 3(a) of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefor:
“The Agent, on behalf of the Buyers, in its sole discretion, may from time to time purchase from a Seller certain Securities which are Eligible Assets. Each Transaction hereunder shall be effected by a Seller delivering to the Agent a duly completed, irrevocable Funding Request no later than 5:00 p.m. (Charlotte, North Carolina time) at least ten (10) Business Days, or in the case of a Purchased Security originated by the WCM or Wachovia five (5) Business Days, prior to the proposed Purchase Date. Such Funding Request shall describe the Purchased Securities and set forth (i) the proposed Purchase Date, (ii) the proposed Purchase Price, (iii) the proposed Repurchase Date, (iv) the Pricing Rate applicable to the Transaction and (v) any additional terms or conditions not inconsistent with this Repurchase Agreement and shall be accompanied by the Underwriting Package with respect to each Security. Each Funding Request shall be in the form attached hereto as Exhibit A and shall be irrevocable. Upon receipt of the complete Underwriting Package, Agent shall notify the Seller of its approval or disapproval of each proposed Security within ten (10) Business Days after such receipt; provided, that with respect to any Transaction Request pertaining to a pool consisting of more than three (3) proposed Securities, the Agent may notify the Seller of its approval or disapproval of such proposed Securities after such ten (10) Business Day period, provided such notice is given as soon as practicable after the expiration of such period. With respect to any Funding Request delivered by Seller to Agent that relates to a Security comprised of CMBS, RMBS, ABS, Home Equity ABS or Corporate Debt that is rated by only one Rating Agency, Agent, in its sole and absolute discretion, may waive the requirement for such Security to be rated by two separate Rating Agencies as required in the related definition of such Security provided that Agent shall have the right, in its sole and absolute discretion, to increase the related Pricing Spread by up to ten (10) basis points and decrease the related Purchase Rate by up to ten (10) percentage points from the related rates set forth on Schedule 2 upon notice to Seller prior to the Purchase Date. On the Purchase Date for each Transaction, ownership of the related Purchased Securities shall be transferred to the Agent, on behalf of the Buyers, or its designee against the simultaneous transfer of the Purchase Price to the Seller not later than 3:00 p.m., Charlotte, North Carolina time, simultaneously with the delivery to the Agent, on behalf of the Buyers, or

Annex I-21

its designee of the Purchased Securities relating to each Transaction. The Seller hereby sells, transfers, conveys and assigns to the Agent, on behalf of the Buyers, or its designee all the right, title and interest of the Seller in and to the Purchased Securities together with all right, title and interest in and to the proceeds of any related document or agreement.
If the Agent shall have approved a proposed Dry Mortgage Asset in accordance with the preceding paragraph and the related Mortgage Asset File shall have been delivered as set forth below, upon receipt by the Agent of a Trust Receipt and Exception Report from Custodian and subject to the other terms and conditions of this Repurchase Agreement, the Agent, on behalf of the Buyers, shall purchase such Dry Mortgage Assets on the Purchase Date.
Notwithstanding any other provision hereunder, the fact that the Agent has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Purchased Security shall in no way affect any rights the Agent or the Buyers (or any of their respective successors) may have hereunder or otherwise with respect to any representations or warranties or other rights hereunder, including without limitation, the right to determine at any time that such Purchased Security is not an Eligible Asset.
With respect to Wet Mortgage Assets, following the receipt of a Confirmation from the Agent, the related Escrow Agreement shall be delivered to Custodian with a copy to the Agent not later than 12:00 noon (eastern time) on the day prior to the requested Purchase Date, as provided in the Custodial Agreement. Following the Agent’s receipt of the faxed Escrow Agreement and Agent’s determination to purchase such Wet Mortgage Asset, the Agent, on behalf of the Buyers, shall wire funds pursuant to wiring instructions set forth in the Escrow Agreement. On the Business Day that the Custodian receives the complete Mortgage Asset Files, the Custodian will notify the Agent of its receipt of such Mortgage Asset Files and deliver to the Agent a Trust Receipt. The Seller shall cause the Settlement Buyer to deliver the Mortgage Asset File with respect to each Purchased Security within one (1) Business Day following the Purchase Date. Within five (5) Business Days of receipt of such Mortgage Asset Files, the Custodian shall deliver to the Agent an Asset Schedule and Exception Report.
With respect to Dry Mortgage Assets, at least seven (7) Business Days prior to the requested Purchase Date, the Seller shall cause the related Mortgage Asset File pertaining to each Dry Mortgage Asset to be purchased by the Agent, on behalf of the Buyers, to be delivered to the Custodian in accordance with the Custodial Agreement. With respect to each Wet Mortgage Asset, no later than 12:00 noon (eastern time) on the Business Day prior to the Purchase Date, the Seller shall deliver to the Agent a completed Funding Request and Transaction Request Package, along with any other documents or certifications required to be delivered in connection with such Funding Request pursuant to the Custodial Agreement. Within five (5) Business Days of the related Purchase Date, the Mortgage Asset File pertaining to each Wet Mortgage Asset purchased by the Agent, on behalf of the Buyers, shall be delivered to the Custodian in accordance with the Custodial Agreement. Within five (5) Business Days of the related Purchase Date, the Seller shall deliver to the Agent a complete Underwriting Package with respect to any Wet Mortgage Assets purchased by the Agent, on behalf of the Buyers.
Pursuant to the Custodial Agreement, the Custodian shall deliver to the Seller and the Agent an Asset Schedule and Exception Report with respect to the Dry Mortgage Assets which the Seller has requested the Agent purchase, on behalf of the Buyers, on such Purchase Date, and no later than 12:00 p.m., New York City time, on each Purchase Date, the Custodian shall deliver to the Agent a Trust Receipt in respect of all such Dry Mortgage Assets purchased by the Agent, on behalf of the Buyers, on such Purchase Date.”
(b)	Paragraph 3 of the Master Repurchase Agreement is hereby further amended by adding the following new paragraphs at the end thereof
“(d) It is expressly understood that neither the Agent, on behalf of the Buyers, or any Person is under any obligation to enter into any Transaction hereunder. Under no circumstances shall the Agent, on behalf of the Buyers, make any Purchase if, after giving effect to such Purchase, the aggregate Repurchase Price outstanding hereunder would exceed the Maximum Amount.

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(e) Provided that no Default or Event of Default has occurred and is continuing and no Margin Deficit exists, the Sellers may, upon two (2) Business Days’ prior written notice (such notice to be received by the Agent no later than 5:00 p.m. (Charlotte, North Carolina time) on such day) to the Agent, reduce the aggregate Repurchase Price of all Purchased Securities currently outstanding by remitting for payment to the Agent, on behalf of the Buyers (i) cash and (ii) instructions to reduce such Repurchase Price, provided that no such reduction shall be given effect unless the Sellers have complied with the terms of any related Interest Rate Protection Agreement requiring that Interest Rate Protection Agreement be terminated in whole or in part as the result of any such reduction of the Repurchase Price and Sellers have paid all Hedge Breakage Costs owing to the relevant Affiliated Hedge Counterparty and any Breakage Costs owed to the Agent and the Buyers for any such termination. Upon receipt of any such amounts, the Agent shall apply such amounts first to the payment of accrued Price Differential on the amount of the Repurchase Price to be repaid by paying such amounts to the Buyer and to the payment of any Breakage Costs and Hedge Breakage Costs, and second to the pro-rata reduction of the Repurchase Price of each Purchased Security.
(f) This Repurchase Agreement shall expire upon the Facility Termination Date. The Sellers may, at least 60 days, but no more than 90 days, prior to the then existing Commitment Expiration Date, by written notice to the Agent, make written request for the Agent to extend the Commitment Expiration Date to the date which is 364 days after the date such extension is approved by the Agent and all the Buyers. So long as no event which has a Material Adverse Effect and no Margin Deficit, Default or Event of Default, or any default under any other Transaction Document, shall have occurred and be continuing on such Termination Date, and so long as all representations and warranties are true, correct, complete and accurate in all material respects on such Commitment Expiration Date, each of the Agent and each Buyer shall make a determination, in its sole discretion and not more than 30 days after the receipt of such request, as to whether or not it will agree to extend the Commitment Expiration Date; provided, however, that the failure of the Agent to make a timely response to the Sellers’ request for extension of the Commitment Expiration Date shall be deemed to constitute a refusal by the Agent to extend the Commitment Expiration Date. The Commitment Expiration Date shall only be extended upon the consent of the Agent and all the Buyers. Notwithstanding anything to the contrary herein, in no event shall the Commitment Expiration Date be extended beyond the Facility Termination Date. The Sellers shall have a one-time option, exercised at least 60 days, but no more than 90 days, prior to the Initial Termination Date, by written notice to the Agent, to extend the Facility Termination Date for one year (“Facility Termination Extension”), provided, that, among other things: (i) no additional Transactions shall be entered into during the Facility Termination Extension; (ii) the Sellers must amortize the remaining principal amount of the Purchased Securities in equal quarterly installments over the term of such Facility Termination Extension; (iii) no event which has a Material Adverse Effect and no Margin Deficit Default, Events of Default or defaults under any other Transaction Documents shall have occurred and be continuing, and (iv) payment by the Sellers to the Agent of the non-refundable Extension Fee. Notwithstanding any other provision of this Paragraph 3(f) or otherwise herein, neither the Agent nor any Buyer (or any of their respective Affiliates) shall be under any obligation to extend the Commitment Expiration Date.
(g) Notwithstanding that the Buyers and the Sellers intend that the Transactions hereunder be sales to the Buyers of the Purchased Securities, the Sellers shall pay to the Agent, on behalf of the Buyers, an amount equal to the accreted value of the Price Differential of each Transaction for the most recently ended Accrual Period (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date less any portion thereof previously paid, if any. The Agent shall deliver to the Sellers, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment on or prior to the third (3rd) Business Day preceding each Payment Date. If the Sellers fail to make all or part of the Periodic Advance Repurchase Payment by 11:00 a.m., Charlotte, North Carolina time, on the Payment Date, the Sellers shall be obligated to pay to the Agent, on behalf of the Buyers, (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post–Default Rate (the “Late Payment Fee”) until the overdue Periodic Advance Repurchase Payment is received in full by the Agent, on behalf of the Buyers.
(h) Title to all Purchased Securities shall pass to the Agent, on behalf of the Buyers, and the Agent, on behalf of the Buyers, shall have free and unrestricted use of all Purchased Securities. Nothing in this

Annex I-23

Repurchase Agreement shall preclude the Agent, on behalf of the Buyers, from engaging in repurchase transactions with the Purchased Securities or otherwise selling, pledging, syndicating, repledging, transferring, hypothecating, or rehypothecating the Purchased Securities, all on terms that the Agent may determine in its sole discretion. Nothing contained in this Repurchase Agreement shall obligate the Agent to segregate any Purchased Securities transferred to the Agent, on behalf of the Buyers, by the Sellers. Nothing contained in this Repurchase Agreement shall prohibit the Agent, on behalf of the Buyers, from causing Purchased Securities purchased hereunder to be transferred or re-allocated to one or more other facilities in its sole discretion.”
(c)	Paragraph 4(a) of the Master Repurchase Agreement is hereby amended by deleting “(decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller)” from the sentence therein.

(d)	Paragraph 4(b) of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefore (the terms “Margin Excess”, “Seller’s Margin Percentage” and “Seller’s Margin Amount” shall be disregarded entirely and be of no effect wherever they appear in the Master Repurchase Agreement):

“(I) If at any time the Agent determines, in its sole discretion, that the Repurchase Price for any Purchased Security exceeds the Buyer’s Margin Amount for such date, as determined by the Agent in its sole discretion, then Agent may, by delivery to the Sellers of a Margin Deficit Notice in the form attached hereto as Exhibit D (a “Margin Deficit Notice”), require the Seller to, at the Seller’s option, no later than the Margin Correction Deadline, (i) sell to Agent, on behalf of the Buyers, for no additional consideration (by transfer to Agent, on behalf of the Buyers, or its designee) additional Securities, which shall be Eligible Assets (“Additional Purchased Securities”), (ii) repurchase such Purchased Securities at the Repurchase Price, (iii) make a payment in reduction of the applicable Repurchase Price or (iv) choose any combination of the foregoing, so that, after giving effect to such transfers, repurchases and payments, the Repurchase Price for each Purchased Security does not exceed the Buyer’s Margin Amount.

(II) If at any time the Agent determines, in its sole discretion, that the aggregate Repurchase Price of all Purchased Securities subject to Transactions then outstanding exceeds the Maximum Amount, then the Agent may, by delivery to the Sellers of a Margin Deficit Notice, require the Sellers to, at Sellers’ option, no later than the Margin Correction Deadline, (i) repurchase Purchased Securities selected by Sellers at the Repurchase Price, (ii) make a payment in reduction of the Repurchase Price or (iii) choose any combination of the foregoing, so that, after giving effect to such repurchases and payments, the aggregate Repurchase Price of all Purchased Securities subject to Transactions then outstanding does not exceed the Maximum Amount.”

(III) Notwithstanding anything herein to the contrary, if a Purchased Security has not been repurchased within 270 days of the related Purchase Date then on such date, the Agent, in its sole discretion may (i) require the Sellers to repurchase such Purchased Security at the Repurchase Price, (ii) reduce the Asset Value applicable to such Purchased Security to zero, or (iii) require that all income generated by such Purchased Security be applied toward repayment of amounts owed hereunder in the priorities set forth in Paragraph 4(f).

(e)	Paragraph 4(c) of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

“All transfers, repurchases and payments to be made by the Sellers in satisfaction of any Margin Deficit delivered pursuant to Paragraphs 4(a) or 4(b) shall include (i) the cash or Additional Purchased Securities required to satisfy such Margin Deficit, and any Breakage Costs related thereto, and (ii) any Hedge Breakage Costs, and shall be completed no later than the Margin Correction Deadline. Any cash transferred to Agent pursuant to this Paragraph 4(c) shall be held by Agent as Cash Collateral in the Collection Account and shall not be applied to reduce the outstanding Purchase Price until the

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earlier of the immediately succeeding Payment Date or Repurchase Date for the related Transaction. If at any time Seller is required to transfer to the Agent cash, Additional Purchased Securities or the Price Differential pursuant to this Paragraph 4(c), the Agent may at its option terminate the related Transaction or Transactions and apply cash in the priorities set forth in Paragraph 4(f).

(f)	Paragraph 4(d) of the Master Repurchase Agreement is hereby amended by deleting “and Seller” from the sentence therein.

(g)	Paragraph 5 of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

“The Sellers shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Purchased Securities that is not otherwise received by the Sellers, to the full extent it would be so entitled if the Purchased Securities had not been sold to the Agent, on behalf of the Buyers. Prior to the transfer of any Purchased Security under this Master Repurchase Agreement, the Sellers shall instruct each applicable trustee, Servicer or other party acting as a paying agent to transfer all Income with respect to the Purchased Securities directly to the Agent for deposit into the Collection Account, which shall hold any funds so received pending application pursuant to the following sentence. The Sellers acknowledge that it has no right of withdrawal from the Collection Account. On each Payment Date, any amounts received by the Agent pursuant to this Paragraph 5 since the immediately preceding Payment Date shall be applied as follows: first, to the payment of all fees, expenses, and other obligations then due to the Agent and the Buyers pursuant to this Repurchase Agreement and the Fee Letter, other than the Price Differential and Repurchase Price on the Purchased Securities; second, to the payment of accrued and unpaid Price Differential on the Purchased Securities; third, to pay the Repurchase Price for Purchased Securities then subject to a request to repurchase in accordance with the terms of Paragraph 3(e) hereof; fourth, to the extent any Income includes payments or prepayments of principal on the underlying Security, such payments shall be applied to reduce the aggregate Repurchase Price outstanding for the related Transaction; fifth, to the payment of all fees, expenses and other obligations then due to any Affiliated Hedge Counterparty under or in connection with the Interest Rate Protection Agreements; sixth, to the payment of Breakage Costs, Indemnified Amounts, Increased Costs and Additional Amounts then due and owing to the Agent, the Buyers and the other Secured Parties pursuant to this Repurchase Agreement; and seventh, the remainder to the Sellers, for such purposes as the Sellers shall determine in its sole discretion; provided, however, that if a Margin Deficit or Event of Default has occurred and is continuing, amounts collected pursuant to this Paragraph 5 shall not be transferred to the Sellers but shall be retained by the Agent and applied in reduction of the Aggregate Unpaids.”

(h)	Paragraph 6 of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Although the parties intend that all Transactions are deemed to be sale and purchases and not loans, in the event any such Transactions are deemed to be loans, the Sellers shall be deemed to have pledged to the Agent and each Buyer and the other Secured Parties as security for (i) the performance by Sellers of their obligations under each such Transaction and each of the Transaction Documents (“Repurchase Obligations”), and shall be deemed to have granted to the Agent and each Buyer and the Secured Parties a security interest in, all of the Purchased Securities with respect to all Transactions hereunder, all Income thereon and other proceeds thereof, other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Securities including the right to receive principal and interest payments with respect to the Purchased Securities and the right to enforce such payments, the Collection Account and all monies and investment property from time to time on deposit in, or credited to, the Collection Account, all Interest Rate Protection Agreements relating to the Purchased Securities, if any, all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “instruments” and “investment property” as defined in the UCC relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the “Collateral”). This Paragraph 6 does

Annex I-25

not constitute and is not intended to result in a creation or an assumption by the Agent and each Buyer or any of the Secured Parties of any obligation of the Sellers or any other Person in connection with any or all of the Purchased Securities or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Sellers shall remain liable under the Purchased Securities to the extent set forth herein to perform all of its duties and obligations hereunder to the same extent as if this Repurchase Agreement had not been executed, (b) the exercise by the Secured Parties, of any of its rights in the Purchased Securities shall not release the Sellers from any of their duties or obligations under the Purchased Securities, and (c) none of the Buyers or any Secured Party shall have any obligations or liability under the Purchased Securities by reason of this Repurchase Agreement, nor shall the Agent, the Buyers or any Secured Party be obligated to perform any of the obligations or duties of the Sellers hereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Asset Files as exclusive bailee and agent for the Agent and the Buyers pursuant to the terms of the Custodial Agreement and shall deliver to the Agent Trust Receipts each to the effect that the Custodian has reviewed such Mortgage Asset Files in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Asset Files as so reviewed.

In addition to and without limiting the generality of the foregoing, the Sellers hereby grant to the Agent for the benefit of the Buyers hereunder a security interest in each Interest Rate Protection Agreement, if any, relating to the Purchased Securities to secure the Repurchase Obligations.

The Agent agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties with respect to the security interest granted hereby to secure the obligations owing to the Affiliated Hedge Counterparties under any Interest Rate Protection Agreements, including, without limitation, with respect to the Purchased Securities and the Mortgage Asset Files held by the Custodian pursuant to the Custodial Agreement.

(i)	Paragraph 7 of the Master Repurchase Agreement is hereby amended by deleting the first two sentences thereof and the following is substituted therefor:

“All of the Sellers’ right, title and interest in the Purchased Securities (but excluding the Additional Purchased Securities) shall pass to the Agent, on behalf of the Buyers, on the applicable Purchase Date. The Sellers shall deliver to Agent a complete set of all transfer documents to be completed by the Agent, on behalf of the Buyers, and executed copies of any transfer documents to be completed by the Sellers, in either case in form sufficient to allow transfer and registration of such Purchased Securities in the name of the Agent, on behalf of the Buyers, no later than the proposed Purchase Date for the relevant Purchased Security. All transfers of certificated securities from the Sellers to the Agent, on behalf of the Buyers, shall be effected by physical delivery to the Agent or its designee, pursuant to a custodial arrangement satisfactory to the Agent, of the Purchased Securities registered in the name of the Agent, on behalf of the Buyers. With respect to Purchased Securities that shall be delivered through the DTC or the National Book Entry System of the Federal Reserve, as applicable, in book-entry form and credited to or otherwise held in an account, the Sellers shall take such actions necessary to provide instruction to the relevant financial institution, clearing corporation, securities intermediary or other entity, which instruction shall be sufficient if complied with to effect and perfect a legally valid delivery of the relevant interest granted herein to the Agent, on behalf of the Buyers, hereunder, and, to the extent specified herein, the other Secured Parties. Purchased Securities delivered in book-entry form shall be under the custody of and held in the name of the Agent, on behalf of the Buyers. No Purchased Security, whether certificated or uncertificated, shall remain in the name, or possession of, or shall be registered to the Sellers or any of its agents or in or credited to any account in or bearing the name of the Sellers or any of its agents (other than an account maintained for the Sellers on the books of the Agent, on behalf of the Buyers). The Agent, on behalf of the Buyers, shall have the right to cancel any Transaction hereunder and the Sellers agree to immediately pay to the Agent any Purchase Price paid by Agent plus any accrued Price Differential if a trustee (in the case of physical Purchased Securities) and/or the DTC or the National Entry System of the Federal Reserve,

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as applicable, (in the case of book entry Purchased Securities) fails or refuses to transfer or register the applicable Purchased Security into the name of the Agent, on behalf of the Buyers.”

(j)	Paragraph 11 of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

“In the event that (i) any Seller fails to transfer the Purchased Securities upon the applicable Purchase Date, (ii) any Seller fails to repurchase the Purchased Securities upon the applicable Repurchase Date, (iii) any Seller shall grant, or suffer to exist, any Lien on the Collection Account or on any Purchased Security (except any Lien in favor of the Agent for the benefit of the Buyers); or the Purchased Securities shall not have been sold to the Buyers, (iv) an Act of Insolvency occurs with respect to any Seller, (v) any representation, warranty or certification made or repeated or deemed to have been made or repeated herein or in any other Transaction Document by the Sellers or any certificate furnished to the Agent or the Buyers pursuant to the provisions hereof or thereof or any material information with respect to the Purchased Securities furnished in writing by or on behalf of the Seller shall prove to have been false or misleading in any material respect as of the time made or furnished, (vi) any Seller shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder, (vii) any Seller fails to make any payment of Price Differential when such payment becomes due, (viii) any Seller fails to comply with Paragraph 4 of this Repurchase Agreement, (ix) any Seller fails to comply with any other material obligation to the Agent or the Buyers hereunder, (x) any Seller defaults in any material respect, in the performance or breaches any other covenant or other agreement of the Sellers in this Repurchase Agreement or any other Transaction Document, (xi) any Seller shall be in default under any other agreement for borrowed money in excess of $5,000,000 (including for this purpose any repurchase or reverse repurchase agreement or total return swap or other similar arrangement) to which it is a party which default entitles the holder to accelerate the indebtedness thereunder, but only after expiration of any applicable grace or cure period, (xii) an event that has a Material Adverse Effect shall have occurred and be continuing, (xiii) a final unappealable judgment is entered against any Seller in an amount greater than $5,000,000, (xiv) the Agent and the Buyers shall for any reason not have a valid, enforceable first priority security interest in the Collection Account or in any of the Purchased Securities purported to be covered hereby, (xv) the Custodial Agreement, the Account Control Agreement or any other Transaction Document or a replacement therefor acceptable to the Agent shall for whatever reason be terminated by any Seller or cease to be in full force and effect (other than due to causes solely within the control of the Agent or Custodian), or the enforceability thereof shall be contested by any Seller, (xvi) any Change of Control shall occur, (xvii) any failure to maintain the REIT status of the Seller, or (xviii) any Seller shall merge or consolidate into any entity, and such entity is, in Agent’s opinion, materially weaker than such Seller pre-merger or consolidation (each an “Event of Default”):

(a)	The Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph 11, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

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(c)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph 11, the nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or under the related Interest Rate Protection Agreements, or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder. Unless otherwise provided in Annex I to this Repurchase Agreement, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(d)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(e)	To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(f) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction, the Prime Rate or the Post-Default Rate.

(f)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.”

(k)	Paragraph 12 of the Master Repurchase Agreement is hereby amended by deleting the final sentence therein in its entirety and the following is substituted therefor:

“Accordingly, each of the Agent, the Buyers and the Sellers agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.”

(l)	Paragraph 15 of the Master Repurchase Agreement is hereby deleted in its entirety and the following is substituted therefor:
“(a) The Sellers may not assign any of their rights or obligations under this Repurchase Agreement without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, and any attempt by the Sellers to assign any of their rights or obligations

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under this Repurchase Agreement without the prior written consent of the Agent shall be null and void.
(b) Title to all Purchased Securities shall pass to the Buyers and, subject to the terms of the Transaction Documents, the Buyers or their designee shall have free and unrestricted use of all Purchased Securities. Nothing in this Repurchase Agreement shall preclude the Buyers or their designee from engaging in repurchase transactions with the Purchased Securities or otherwise selling, pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Securities, all on terms that the Buyers may determine in their sole discretion; provided, that any such pledge or transfer shall be made expressly subject to the terms of the Transaction Documents and the Buyers shall transfer the Purchased Securities to the Sellers on the applicable Repurchase Date free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim on any of the Purchased Securities. Nothing contained in this Repurchase Agreement shall obligate the Buyers or the Agent to segregate any Purchased Securities transferred by any Seller to the Buyers.
(c) Any Buyer may at any time, upon notice to the Sellers, sell to any Person which is an Eligible Transferee (each such Person, a “Participant”), participating interests in all or any part of such Buyer’s interest in the Purchased Securities, or in any other interest of such Buyer under this Repurchase Agreement. In the event of any such sale of a participating interest, the obligations of the Buyer which sold the participating interest under this Repurchase Agreement to the other parties to this Repurchase Agreement shall remain unchanged, such Buyer shall remain solely responsible for the performance thereof, and the other parties to this Repurchase Agreement shall continue to deal solely and directly with such Buyer in connection with such Buyer’s rights and obligations under this Repurchase Agreement and the other Transaction Documents. In no event shall any Participant have any right to approve any amendment to or waiver of any provision of any Transaction Document, or any consent to any departure by the Sellers therefrom, except to the extent that such amendment, waiver or consent would reduce the Repurchase Price or Price Differential owing in respect of any Transaction, or postpone the Repurchase Date of any Transaction for more than one (1) year, in each case to the extent subject to such participation. The Sellers agree that if any amounts outstanding under this Repurchase Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Repurchase Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Repurchase Agreement. The Sellers also agree that each Participant shall be entitled to the benefits of, and bound by the obligations imposed on each Buyer in, Section 14 and Section 15 of this Annex I with respect to its participation in the Transactions outstanding from time to time as if it were a Buyer; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than a Buyer would have been entitled to receive in respect of the amount of the participation transferred by such Buyer to such Participant had no such transfer occurred.
(d) Any Buyer may at any time, upon notice to the Sellers, sell to any Person which is an Eligible Transferee (each such Person, an “Assignee” and together with any Participants, collectively, the “Transferees”, each a “Transferee”), all or a portion of all of such Buyer’s rights and obligations under this Repurchase Agreement and the other Transaction Document. Each assignment by a Buyer shall be made pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, with appropriate completions (an “Assignment and Acceptance”); provided, that such Assignee shall be (i) organized under the laws of the United States or a State thereof or the District of Columbia or (ii) a branch or agency of a bank or financial institution which is not organized under the laws of the United States or a State thereof or the District of Columbia which (A) provides to the Agent a duly executed IRS Form W-8ECI and (B) represents that income with respect to the assignment will be “effectively connected” with a U.S. trade or business at all times it holds a beneficial interest in the assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such

Annex I-29

Assignment and Acceptance, have the rights and obligations of a Buyer hereunder with the Purchase Amount as set forth therein, and (y) the assigning Buyer thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Repurchase Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Buyer’s rights and obligations under this Repurchase Agreement, such assigning Buyer shall cease to be a party hereto), the obligations of such assigning Buyer shall be deemed to be so reduced, and the Agent will give prompt written notice thereof (including identification of the assigning Buyer, the Assignee and the amount of the assignment) to each of the parties to this Repurchase Agreement (but the assigning Buyer shall not have any liability for any failure to timely provide such notice). Any assignment or transfer by a Buyer of rights or obligations under this Repurchase Agreement that does not comply with this Paragraph 15 shall be treated for purposes of this Repurchase Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with clause (c) of this Paragraph 15.
(e) The Sellers authorize each Buyer to disclose to any Transferee (including any prospective Transferee) any and all of the information in the possession of such Buyer relating to the Sellers and their respective Affiliates or to any aspect of the Transactions that has been delivered to such Buyer by or on behalf of the Sellers or any of their respective Affiliates pursuant to this Repurchase Agreement or in connection with the credit evaluation of the Buyers and their Affiliates prior to becoming a party to this Repurchase Agreement; provided, that such Transferee shall have agreed to be bound by the provisions of Section 19 of this Annex I. The Sellers agree to cooperate with the applicable Buyer in connection with any such sale of participating interests or assignments and to enter into such restatements of, and amendments, supplements and other modifications to, this Repurchase Agreement to give effect to any such sale or transfer; provided, that the Sellers’ further consent shall be required with respect to any such restatement, amendment, supplement or other modification which adversely changes any economic or other material term of this Repurchase Agreement.
(f) For avoidance of doubt, the parties to this Repurchase Agreement acknowledge that nothing in this Repurchase Agreement shall limit or otherwise restrict the right of any Buyer to grant security interests in its rights hereunder, including, without limitation, (i) any security interest in all or any portion of any Buyer’s rights under this Repurchase Agreement to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and (ii) any pledge or assignment for the benefit of the assignor’s trustee and/or its investors or financing parties to secure its obligations under any indenture, credit facility or Governing Documents to which it is a party; provided, that no such pledge or assignment of a security interest shall release such Buyer from any of its obligations hereunder or substitute any such pledgee or assignee for such Buyer as a party hereto.
3.	DOCUMENTS; CONDITIONS PRECEDENT.
(a)	The Agent’s and each Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Agent shall have received from the Sellers payment of an amount equal to all fees and expenses payable hereunder and pursuant to the Fee Letter, and all of the following documents, each of which shall be satisfactory in form and substance to Agent and its counsel:

(i)	On or prior to the initial Purchase Date, the following Transaction Documents, each duly completed and executed by each of the parties thereto: this Repurchase Agreement, the Custodial Agreement, the Account Control Agreement, the Interest Rate Protection Agreement, if any, the Escrow Agreements, if any, and any UCC financing statements naming the Sellers as “Debtor” and the Agent, on behalf of the Buyers, as “Secured Party” and describing as “Collateral” the Purchased Securities and any other documents necessary or requested by Agent to perfect the security interests granted by the Sellers in favor of Buyers under this Agreement or any other Repurchase Document.

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(ii)	On or prior to the initial Purchase Date, a good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each of the Sellers and of all corporate or other authority for each of the Sellers, including resolutions of each of the Sellers in form and substance satisfactory to Agent authorizing (a) the execution, delivery and performance of the Transaction Documents and the other documents to be executed and/or delivered by it pursuant hereto or thereto or in connection herewith or therewith and (b) the Transactions contemplated hereunder, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

(iii)	On or prior to the initial Purchase Date hereunder, the Sellers shall cause to be delivered to Agent one or more opinions of counsel to Sellers with respect to the matters set forth in Exhibit C, in form and substance acceptable to Agent.

(iv)	On or prior to the initial Purchase Date hereunder, the Sellers shall deliver to the Agent such other and further documents as the Agent in its sole discretion shall reasonably require.

(v)	On or prior to the initial Purchase Date hereunder, there shall not have occurred a material adverse change in the financial condition of Buyers which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyers to fund its obligations under this Agreement;

(vi)	On or prior to any Purchase Date, subject to Agent’s right to perform one or more Due Diligence Reviews pursuant to Section 20 of this Annex I, (i) in the case of a Dry Mortgage Asset, the related Seller shall have delivered a Funding Request, a Transaction Request Package and a complete Mortgage Asset File to the Custodian as required by this Repurchase Agreement and the Custodial Agreement, (ii) in the case of a Wet Mortgage Asset, the related Seller shall have delivered a Funding Request, Transaction Request Package and pledge to deliver a complete Mortgage Asset File with respect to any Wet Mortgage Assets identified on such Transaction Request within five (5) Business Days of the related Purchase Date, and (iii) the Agent shall have completed its due diligence review of the Mortgage Asset File and the Underwriting Package for each Purchased Security, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Security as the Agent in its sole discretion deems appropriate to review and such review shall be satisfactory to the Agent in its sole discretion and the Agent has consented to the related Security becoming a Purchased Security.

(b)	The Agent’s and each Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i)	On or prior to any Purchase Date, the related Seller shall have delivered a Confirmation via Electronic Transmission in accordance with the procedures set forth hereunder, and the Agent shall have determined that, in the case of Mortgage Assets, the Purchased Security is an Eligible Asset, shall have approved the purchase of the Security to be included in such Transaction in its sole and absolute discretion and shall have obtained all necessary internal credit approvals for such Transaction.

(ii)	On or prior to any Purchase Date, no Default or Event of Default shall have occurred and be continuing under any Repurchase Document.

(iii)	On or prior to the related Purchase Date, both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the related Seller in this Repurchase Agreement, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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(iv)	On or prior to any Purchase Date hereunder, each Servicing Agreement, if any, certified as a true, correct and complete copy of the original thereof.

(v)	On or prior to any Purchase Date, either written evidence that the related Purchased Security has been re-registered (a) with the DTC, for Securities registered with DTC, or with the applicable Federal Reserve Bank, for Securities registered with the National Book Entry System of the Federal Reserve, in the name of the Agent, on behalf of the Buyers, as well as the contact information for the controller of the related DTC account or (b) physical delivery to the Agent, on behalf of the Buyers, or its designee of the Purchased Securities registered in the name of the Agent, on behalf of the Buyers.

(vi)	On or prior to any Purchase Date, the Agent shall have received copies of all material transaction documents relating to the Purchased Security (including any related servicing agreement) and all such other and further documents, documentation and legal opinions as the Agent in its discretion shall reasonably require. Notwithstanding any other provision hereunder, the fact that the Agent has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Purchased Security shall in no way affect any rights the Agent (or any of its successors) may have hereunder or otherwise with respect to any representations or warranties or other rights hereunder.

(vii)	On or prior to any Purchase Date, subject to Agent’s right to perform one or more Due Diligence Reviews pursuant to Section 20 of this Annex I, (i) in the case of a Dry Mortgage Asset, the related Seller shall have delivered a Funding Request, a Transaction Request Package and a complete Mortgage Asset File to the Custodian as required by this Repurchase Agreement and the Custodial Agreement, (ii) in the case of a Wet Mortgage Asset, the related Seller shall have delivered a Funding Request, Transaction Request Package and pledge to deliver a complete Mortgage Asset File with respect to any Wet Mortgage Assets identified on such Transaction Request within five (5) Business Days of the related Purchase Date, and (iii) the Agent shall have completed its due diligence review of the Mortgage Asset File and the Underwriting Package for each Purchased Security, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Security as the Agent in its sole discretion deems appropriate to review and such review shall be satisfactory to the Agent in its sole discretion and the Agent has consented to the related Security becoming a Purchased Security.

(viii)	On or prior to any Purchase Date, with respect to any Dry Mortgage Asset to be purchased hereunder on the related Purchase Date which is not serviced by the related Seller or an Affiliate thereof, the related Seller shall have provided to Agent a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by such Seller and the Servicer.

(ix)	On or prior to any Purchase Date, the Agent shall have received all fees and expenses of counsel to the Agent as required hereunder and/or by the Fee Letter and, to the extent the Sellers have required hereunder to reimburse the Agent for such amounts, the Agent shall have received the costs and expenses incurred by it in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with due diligence, recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at the Agent’s option, may be withheld from the sale proceeds of any Transaction hereunder.

(x)	On or prior to any Purchase Date, with respect to Dry Fundings, the Agent shall have received from the Custodian on each Purchase Date an Asset Schedule and Exception Report with respect to each Purchased Security, dated the Purchase Date, duly completed and with exceptions acceptable to the Agent in its sole discretion in respect of Security to be purchased hereunder on such Business Day.

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(xi)	On or prior to any Purchase Date, the Agent shall have received from the related Seller a Release Letter substantially in the form of Exhibit G hereto (or such other form acceptable to the Agent) covering each Security to be sold to the Agent, on behalf of the Buyers.

(xii)	On or prior to any Purchase Date, the Sellers shall have taken such other action as the Agent shall have reasonably requested in order to transfer the Purchased Securities pursuant to this Repurchase Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of the Buyers with respect to the Purchased Securities.

(xiii)	On or prior to any Purchase Date, with respect to any Wet Mortgage Assets, the Agent shall have received a complete Transaction Request Package and an Escrow Agreement in the form attached hereto as Exhibit F hereto.

(xiv)	On or prior to any Purchase Date, the Agent shall have received a certificate of a Responsible Officer of the applicable Seller, substantially in the form of Exhibit I hereto, (i) showing in detail the calculations demonstrating that, after giving effect to the requested Transaction, no Margin Deficit shall then exist, (ii) stating that, to the best of such Responsible Officer’s knowledge, since the date of the certificate most recently delivered pursuant to Section 5(c)(iv) of this Annex I, the Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects, every condition, contained in this Agreement and the related documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (iii) describing all interests of the Seller’s Affiliates in any Underlying Mortgaged Property related to any proposed Mortgage Asset (including without limitation, any lien, encumbrance or other debt or equity position or other interest in the Underlying Mortgaged Property that is senior or junior to, or pari passu with, the proposed Mortgage Asset in right of payment or priority) and (iv) showing in detail the calculations supporting such Responsible Officer’s certification of the applicable Seller’s compliance with the requirements of Section 5(d) of this Annex I.

(xv)	On or prior to any Purchase Date, the Agent shall not have reasonably determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to the Agent has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Agent or the Buyers to enter into such Transaction.

(xvi)	On or prior to any Purchase Date, the Agent shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of the Agent’s and the Buyers’ security interests) as Agent in its discretion shall reasonably require.
4.	ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Seller represents and warrants to the Agent and each Buyer that as of the Purchase Date for the purchase of any Purchased Securities by the Buyers from the applicable Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and, except where any such representation or warranty is expressly stated to have been made as of a specific date, at all times while the Transaction Documents and any Transaction hereunder is in full force and effect:
(a)	Due Incorporation. The Seller is duly organized and validly existing as a corporation and a limited partnership, respectively, in good standing under the laws of the jurisdiction of its organization.

(b)	Good Title. The Seller is the owner of the Purchased Securities and that such Purchased Securities are free and clear of all security interests, liens, charges, encumbrances and rights of others, except for the lien and security interest created hereby.

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(c)	Tax Liens. There are no delinquent federal, state, city, county or other taxes relating to Seller, the Purchased Securities or any arrangement pursuant to which the Purchased Securities are issued that might, in the reasonable judgment of Agent, have a Material Adverse Effect, and all such delinquent tax liabilities have been satisfied except those that are being contested by Seller in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

(d)	Financial Statements. Since the date of the financial statement heretofore most recently delivered by the Seller to the Agent (which the Seller represents and warrants to be the most recent financial statement), there has been no material adverse change in the Seller’s financial condition or results of operations.

(e)	Investment Company Act Eligibility. The Seller is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended.

(f)	Patriot Act. The Seller is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), and (iii) any other anti-money laundering laws and regulations. The Seller has established an adequate anti-money laundering compliance program as required by the above-referenced laws and has conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Security for purposes of such laws and the acquisition of each of the Purchased Securities by the Seller, its agents and/or affiliates complies with each of the above-references laws. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(g)	Office of Foreign Assets Control. The Seller is not a Person (i) whose Property or interest in Property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or to the best of the Seller’s knowledge, is otherwise associated with any such person in any manner violative of Section 2 of such executive order, or (iii) on the current list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(h)	Certain Tax Matters. The Seller does not intend to treat any Transaction or any related transactions hereunder as being a “reportable transaction” (within the meaning of United States Treasury Department Regulation Section 1.6011-4). In the event that the Seller determines to take any action inconsistent with such intention, it will promptly notify the Agent. If the Seller so notifies the Agent, the Seller acknowledges and agrees that the Agent may treat each Transaction as part of a transaction that is subject to United States Treasury Department Regulation Section 301.6112-1, and the Agent will maintain the lists and other records required by such Treasury Regulation.

(i)	True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Agent in connection with the negotiation, preparation or delivery of this Repurchase Agreement or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written

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information furnished after the date hereof by or on behalf of the Seller to the Agent in connection with this Repurchase Agreement and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Seller, after due inquiry, that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

(j)	Solvency. Neither this Repurchase Agreement nor any Transaction hereunder is entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Securities subject hereto and the obligation to repurchase such Purchased Securities is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. As of the Repurchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Purchased Securities pursuant hereto and the obligation to repurchase such Purchased Securities (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. No petition in bankruptcy has been filed against Seller in the last ten (10) years, and Seller has not in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any debtors relief laws.

(k)	Exchange Act Compliance; Regulations T, U and X. None of the Transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Purchased Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X. The Seller does not own or intend to carry or purchase, and no proceeds from the Transactions will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(l)	ERISA. The Seller is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Seller constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Seller are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Repurchase Agreement.

(m)	Ongoing Representations. On the Purchase Date for any Transaction and each day that a Purchased Security remains subject to this Repurchase Agreement, the Seller shall be deemed to restate and make each of the representations and warranties made by it in Paragraph 10 of the Repurchase Agreement, this Section 4 of this Annex I and each representation and warranty set forth in Schedule 1 hereto.

(n)	Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or to the best of Seller’s knowledge threatened in writing) affecting Seller or affecting any of the Property of the Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Transaction Documents or any action to be taken in connection with the Seller’s obligations under the Transaction Documents, or (ii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

(o)	Taxes. The Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to

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such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes or assessments as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Seller, adequate.

(p)	Investment Company Act. Neither the Seller nor any of its Subsidiaries is an “Investment Company,” or a company “Controlled” by an “Investment Company,” within the meaning of the Investment Company Act of 1940, as amended.

(q)	Environmental Matters. As of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Securities hereunder:
(i)	To the best knowledge of Seller, no properties owned or leased by the Seller and no properties formerly owned or leased by the Seller, its predecessors, or any former subsidiaries or predecessors thereof (the “Properties”), contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws;

(ii)	To the best knowledge of the Seller, the Seller is in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Laws which reasonably would be expected to interfere with the continued operations of the Seller;

(iii)	The Seller has not received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor does the Seller have any knowledge that any such notice will be received or is being threatened;

(iv)	To the best knowledge of the Seller, Materials of Environmental Concern have not been transported or disposed by Seller in violation of, or in a manner or to a location which reasonably would be expected to give rise to liability under, any applicable Environmental Law, nor has any of them generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably would be expected to give rise to liability under, any applicable Environmental Law;

(v)	No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Seller, threatened in writing, under any Environmental Law which the Seller is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which the Seller is a party;

(vi)	To the best knowledge of the Seller, there has been no release or threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably would be expected to give rise to liability under any Environmental Law for which the Seller may become liable; and

(vii)	To the best knowledge of the Seller, each of the representations and warranties set forth in the preceding clauses (i) through (vi) is true and correct with respect to each parcel of real property owned or operated by the Seller.
(r)	Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any securities exchange, Governmental Authority or any other Person are required for the execution, delivery or performance by Seller of the Transaction Documents except for filings and recordings in respect of the Liens created pursuant to the Transaction Documents (other than such

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authorizations, approvals, consents, filings or registrations that have already been obtained or made, as applicable, and remain in full force and effect).

(s)	Interest Rate Protection Agreements. With respect to any Purchased Securities subject to an Interest Rate Protection Agreement, each such Interest Rate Protection Agreement is in full force and effect in accordance with its terms and no potential event of default, event of default or termination event exists thereunder.

(t)	Insurance. The Seller has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4, which insurance meets the requirements of Section 5(x) of this Annex I, and as of the Purchase Date for each Purchased Security, the Seller has, with respect to its properties and business, insurance which meets the requirements of Section 5(x) of this Annex I.

(u)	REIT Tax Status. Crystal River Capital, Inc. is organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and such Seller’s proposed method of operation will enable such Seller to meet the requirements for qualification and taxation as a REIT under the federal income tax laws.

(v)	Broker Status. The Seller is not a broker (including a bank acting in that capacity) or a securities intermediary.
5.	COVENANTS.
(a)	Agent’s and Buyer’s Duty of Care. Except as herein provided in this Section 5(a), the Agent’s and each Buyer’s sole duty with respect to the Purchased Securities shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Securities in its possession or control. Neither the Agent or any Buyer shall incur any liability to any Seller for any act of government, act of God or other such destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by Agent with reasonable care, or Agent’s failure to provide adequate protection or insurance for the Purchased Securities. Neither the Agent or any Buyer shall have any obligation to take any action to preserve any rights of the Sellers in any of the Purchased Securities against prior parties, and each Seller hereby agrees to take such action. The Sellers shall defend the Purchased Securities against all such claims and demands of all persons (other than claims and demands resulting from interests created by the Agent or any Buyer), at all times, as are adverse to the Agent or any Buyer. The Agent, on behalf of the Buyers, shall have no obligation to realize upon any Purchased Securities, except through proper application of any distributions with respect to the Purchased Securities made directly to the Agent or its designee. So long as the Agent shall act in good faith in its handling of the Purchased Securities, each Seller hereby waives the defense of impairment of the Purchased Securities by the Agent or any Buyer.

(b)	Financial Statements. Each Seller shall deliver to the Agent, copies of (i) its most recent audited annual financial statements, certified without qualification by independent public accountants and prepared in accordance with GAAP within 120 days after the close of each fiscal year, (ii) its most recent quarterly financial statements prepared in accordance with GAAP within 45 days after the close of each fiscal quarter, (iii) its unaudited month-end calculation of Net Asset Value and Net Asset Value per share within 15 days after the month-end to which such calculation relates, (iv) such other information respecting the condition or operations, financial or otherwise, of the Seller as the Agent may reasonably request from time to time as soon as available, (v) with respect to each Mortgage Asset, as soon as available, copies of any reports prepared by the Seller as to the status of any Mortgage Asset, including to the extent available, any report detailing projections of the Seller of the protective advances with respect to such Mortgage Asset, any description of the Seller’s internal risk rating and/or any surveillance of such Mortgage Asset, (vi) with respect to each Mortgage Asset originated or master serviced by an Affiliate of the Seller, the Agent or any Buyer, as soon as available, but in any event not later than sixty (60) days after the end of each fiscal quarter of the Seller, the rent roll, operating statement and aging of accounts receivable and accounts payable for each Underlying Mortgaged Property and (vii) with respect to each Mortgage Asset not originated or master serviced by an Affiliate of Seller, the Agent or any Buyer, the Seller

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shall use its good faith efforts to deliver as soon as practicable, the rent roll, operating statement and aging of accounts receivable and accounts payable for each Underlying Mortgaged Property;

(c)	Certificates; Other Information. Each Seller shall furnish to the Agent:

(i)	within ten (10) days of the end of each calendar month, such Seller shall provide the Agent with a monthly report, which report shall include all distribution date statements, any reports, documents or information such Seller is entitled to receive with respect to the servicing of any Purchased Security;

(ii)	promptly, any report or material notice received by such Seller with respect to any Purchased Security and such additional financial and other information with respect to the Purchased Security as the Agent may from time to time reasonably request;

(iii)	concurrently with the delivery of the financial statements referred to in Section 5(b) above in this Annex I, a schedule of hedge positions of such Seller with respect to the Purchased Securities, which schedule shall be current with respect to the information provided as of the date of delivery to the Agent; and

(iv)	concurrently with the delivery of the financial statements referred to in Section 5(b) above in this Annex I and with the delivery of each Confirmation, a certificate of a Responsible Officer substantially in the form of Exhibit I hereto (A) stating that during such period, such Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied every material condition, contained in this Repurchase Agreement and the related documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (B) showing in detail the calculations supporting such Responsible Officer’s certification of Seller’s compliance with the requirements of Section 5(d) of this Annex I and (C) showing in detail the calculations projected with respect to the requirements of Section 5(d) of this Annex I for the upcoming period of four (4) fiscal quarters.

(d)	Financial Covenants. As set forth below, the following financial covenants shall be satisfied with respect to Crystal River Capital, Inc.:
(i)	Interest Coverage. Crystal River Capital, Inc. shall not permit, during any Test Period, the ratio of (i) the sum of Adjusted EBITDA at any time such Test Period to (ii) Interest Expense at any time such Test Period to be less than 1.25 to 1.00.

(ii)	Maintenance of Debt to Equity Ratio. Crystal River Capital, Inc. shall not permit, at any time, its Debt to Equity Ratio to be greater than 10:1.

(iii)	Limitation on Distributions. Crystal River Capital, Inc. shall not declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the applicable Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller, except, so long as no Default, Event of Default or Margin Deficit shall have occurred and be continuing, Crystal River Capital, Inc. may (i) make such payments solely to the extent necessary to preserve its status as a REIT and (ii) make additional payments in an amount equal to 100% of FFO.

(iv)	Maintenance of Tangible Net Worth. Crystal River Capital, Inc. shall not permit, at any time, its Tangible Net Worth to be less than the sum of $300,000,000 plus any Net Proceeds.

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(e)	Maintenance of Funds Availability. Each Seller shall not permit, at any time, Funds Availability at such time to be less than $10,000,000 during the first year following the Closing Date and less than $15,000,000 after the first year following the closing Date, in either case after giving effect to any requested Transaction.

(f)	Sub-Limit. The Sellers shall not permit the aggregate Repurchase Price of all Purchased Securities at any time to exceed the Sub-Limit (such reduction to be determined by the Agent by reference to the definition of “Sub-Limit”). “Sub-Limit” shall mean the composition of the Purchased Securities transferred to the Agent, on behalf of the Buyers, shall at all times consist of Purchased Securities of various types having an appropriate mix of Purchased Securities, as determined by the Agent, and shall at all times meet the following sub-limit caps, and no Asset Value shall be ascribed to any Purchased Securities:
(i)	to the extent that the Asset Value ascribed to Purchased Securities which consist of agency paper would not equal or exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(ii)	to the extent that the Asset Value ascribed to Purchased Securities which consist of ABS would not equal or exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(iii)	to the extent that the Asset Value ascribed to Purchased Securities which consist of Mezzanine Loans would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(iv)	to the extent that the Asset Value ascribed to Purchased Securities which consist of Junior Participation Interests would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(v)	to the extent that the Asset Value ascribed to Purchased Securities which are rated “BB+” (or the equivalent) or below, by any Rating Agency would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(vi)	to the extent that the Asset Value ascribed to Purchased Securities which have a weighted average outstanding credit rating below “BBB” (or the equivalent) or below, by any Rating Agency;

(vii)	to the extent that the Asset Value ascribed to Purchased Securities of the type of which consists of power plant generation, timber or any other asset class other than traditional real estate assets (as determined by the Agent in its sole discretion) would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(viii)	to the extent that the Asset Value ascribed to Purchased Securities which are secured or supported in any material respect by the cash flows associated with an operating business (other than with respect to hotel assets);

(ix)	to the extent that the Asset Value ascribed to Purchased Securities which are Ground Lease Assets, would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;

(x)	to the extent that the Asset Value ascribed to Purchased Securities which are secured or supported in any material respect by the cash flows associated with a hotel asset would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities;
**** Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.

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(xi)	to the extent that the Asset Value ascribed to Purchased Securities which are Transitional Assets, would exceed [****]% of the aggregate Repurchase Price of all Purchased Securities; and

(xii)	to the extent that any Purchased Security has not been repurchased by Seller within 364 days of its related Purchase Date.
An Asset Value of zero shall be ascribed to any Purchased Security (or the relevant portion thereof) that is determined by the Agent, in its sole discretion, to cause the breach of the Sub-Limit; provided, the aggregate of the Buyer’s Margin Amount of the Securities shall be reduced to the extent that at any time there is a breach of the Sub-Limit, unless waived in writing by the Agent in its sole and absolute discretion.

(g)	Notice by Seller of an Event of Default. The Sellers shall promptly notify the Agent upon becoming aware of any event which would constitute a Default or an Event of Default.

(h)	Further Covenants. Without prior written consent of the Agent, each Seller will not: (i) assign, sell, transfer, pledge or grant any security interest in or lien on any of the Purchased Securities to anyone except the Agent, on behalf of the Buyers, permit any financing statement (except any financing statements in favor of the Agent, on behalf of the Buyers) or assignment (except for any assignments in favor of the Agent, on behalf of the Buyers) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Purchased Securities, except as contemplated by this Repurchase Agreement, or (iii) consent to any amendment or supplement to the documents pursuant to which the Purchased Securities was issued that would materially and adversely affect the Agent’s or each Buyer’s interests hereunder or with respect to the Purchased Securities without the prior written consent of the Agent.

(i)	Registration of Securities. In the case of any Purchased Security, unless otherwise consented to by the Agent, the Seller shall maintain, or cause to be maintained, each of the Securities with either DTC or with the National Book Entry System of the Federal Reserve, as applicable, in the Agent’s name, on behalf of the Buyers. In the event the Agent consents to a Purchased Security being physically delivered, such Purchased Security shall be registered in the name of the Agent on behalf of the Buyers prior to the purchase of such Security hereunder.

(j)	Remittance of Payments and Prepayments. Each Seller shall remit or cause to be remitted to the Agent, with sufficient detail via Electronic Transmission to enable the Agent to appropriately identify the Purchased Security to which any amount remitted applies, all full or partial principal prepayments on any Purchased Security that such Seller has received no later than one (1) Business Day following the date such prepayment was received.

(k)	Limitation on Liens. Promptly upon notice to the Seller of a Lien or any circumstance which if adversely determined would be reasonably likely to give rise to a Lien (other than in favor of the Agents and the Buyers) on the Purchased Securities, the Seller will defend the Purchased Securities against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Securities (other than any security interest created under this Repurchase Agreement), and the Seller will defend the right, title and interest of the Agent and the Buyers in and to any of the Purchased Securities against the claims and demands of all persons whomsoever. The Sellers will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume, suffer or permit to exist any Lien on any Purchased Securities, whether now existing or hereafter transferred hereunder, or any interest therein, and the Sellers will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Sellers will promptly notify the Agent of the existence of any Lien on any Purchased Securities.
**** Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.

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(l)	Limitation on Distributions. So long as (i) any Event of Default has occurred and is continuing, or (ii) any Margin Deficit exists, the Sellers shall not declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Sellers, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Sellers.

(m)	Investments. None of the Sellers nor any of their affiliates shall acquire or maintain any right or interest in any Purchased Security that is senior to or pari passu with the rights and interests of the Agent and the Buyers therein under this Repurchase Agreement.

(n)	Prohibition of Fundamental Changes. The Sellers shall not (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets or acquire or form any Subsidiaries or (ii) without the prior written consent of the Agent, take any action that will cause the issuance and delivery of any stock, securities or other interests in any Seller, however, denominated, to be registered under the Securities Act of 1933, as amended; provided, however, that a Seller may merge or consolidate with (i) any wholly owned Subsidiary of such Seller, or (ii) any other Person if the Seller is the surviving corporation; and provided, further, that, if after giving effect thereto, no Event of Default would exist hereunder. The Sellers shall not change its respective fiscal year or method of accounting without the consent of the Agent, and each Seller shall give the Agent at least fifteen (15) days prior written notice of any such requested change, which notice shall include a detailed explanation of the changes intended to be made and pro forma financial statements demonstrating the impact thereof.

(o)	[Reserved].

(p)	Seller as Servicer. With respect to Junior Participation Interests, Mezzanine Loans and Whole Loans, if the Purchased Securities are serviced by an Affiliate of the applicable Seller, the Seller agrees that, until the repurchase of a Purchased Security on a Repurchase Date for a Purchased Security, the Agent is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Security (the “Servicing Records”). The Sellers covenant to safeguard such Servicing Records and to deliver them promptly to the Agent or its designee (including the Custodian) at the Agent’s request.

(q)	Third Party Servicer. With respect to Junior Participation Interests, Mezzanine Loans and Whole Loans, if any Purchased Securities are serviced by a person other than an Affiliate of the applicable Seller (such third party, the “Servicer”), (i) the applicable Seller shall provide to the Agent a copy of the servicing agreement, which shall be in form and substance reasonably acceptable to the Agent (the “Servicing Agreement”) and the applicable Seller shall require each Servicing Agreement to contain provisions relating to the delivery of information and reports as will enable the applicable Seller to comply with its obligations under this Repurchase Agreement as and when required hereunder, and (ii) the applicable Seller hereby irrevocably assigns to the Agent and the Buyer, and the Agent’s and each Buyer’s successors and assigns, all of the applicable Seller’s right, title and interest in, to and under, and the benefits of, each Servicing Agreement pertaining to any Purchased Securities. Each Seller agrees that no Person shall assume the servicing obligations with respect to any Purchased Securities as successor to the Servicer unless such successor is a Qualified Servicer. The Agent hereby agrees that upon the repurchase of any Purchased Security, the Agent, on behalf of the Buyers, shall assign back to the Seller all of its right, title and interest in, to and under, and the benefits of, any Servicing Agreement pertaining to such Purchased Security. In addition, with respect to any Purchased Security other than a Mortgage Asset, to the extent in the applicable Seller’s possession such Seller shall provide a copy

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of the related pooling agreement or similar agreement related to the securitized assets to Agent prior to the purchase of such Security hereunder, and such Seller shall provide such notices to the related trustees and servicers as necessary to vest such Seller’s rights under such agreement in Buyers.

(r)	Event of Default. With respect to Junior Participation Interests, Mezzanine Loans and Whole Loans, if the servicer of the Purchased Securities is the Seller or an Affiliate of the applicable Seller, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to terminate the Seller or Affiliate as servicer of the Purchased Securities and transfer servicing to its designee, at no cost or expense to the Agent, at any time thereafter. If the servicer of the Purchased Securities is not the Seller, the Agent shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Agent, it being agreed that the Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to the designee of the Agent.

(s)	Modification. After the Purchase Date, until the repurchase of any Purchased Security, the Sellers shall not have any right to modify or alter the terms of such Purchased Security and the Sellers shall not have any obligation or right to repossess such Purchased Security or substitute another Purchased Security, in each case except as provided in the Custodial Agreement.

(t)	Inspection. In the event that the applicable Seller or any Affiliate thereof is servicing the Purchased Securities, the Seller or Affiliate shall permit the Agent to inspect the Seller’s or Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying the Agent that the Seller or Affiliate, as the case may be, has the ability to service the Purchased Securities as provided in this Repurchase Agreement.

(u)	Accepted Servicing Practices. The Sellers covenant to cause the servicing of the Junior Participation Interests, Mezzanine Loans and or Whole Loans to be maintained in conformity with Accepted Servicing Practices and in a manner at least equal in quality to the servicing the applicable Seller would provide for the Junior Participation Interests, Mezzanine Loans and or Whole Loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Repurchase Agreement terminates or (iii) the transfer of servicing approved by the Agent in accordance with the terms of this Agreement.

(v)	Transactions with Affiliates. A Seller may enter into any transaction with an Affiliate; provided that such transaction is disclosed in writing in advance to Agent and such transaction is upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(w)	[Reserved].

(x)	Maintenance of Property; Insurance. The Sellers shall keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to Agent, upon written request, full information as to the insurance carried.

(y)	Compliance with Laws. The Sellers shall comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

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(z)	Hedging. If a Seller determines that it will enter into an Interest Rate Protection Agreement with respect to a Purchased Security, such Interest Rate Protection Agreement shall have terms acceptable to Agent in its sole discretion. Each Seller shall take all such steps as the Agent deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement pursuant to Paragraph 6 of this Repurchase Agreement.

(aa)	Existence. Each Seller will:
(i)	continue to engage in business of the same general type as now conducted by it or otherwise as approved by Agent prior to the date hereof and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii)	comply with all Contractual Obligations and with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(iii)	keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv)	not (i) cause or permit any change to be made in its name, identity or organizational identification number or (ii) change its jurisdiction of organization, unless it shall have provided Agent thirty (30) days’ prior written notice of such change and shall have first taken all action required by Agent for the purpose of perfecting or protecting the lien and security interest of the Agent and the Buyers established hereunder;

(v)	pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(vi)	permit representatives of Agent, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy (at Agent’s expense) and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Agent.
(bb)	Internalization of Management. No Seller shall internalize its management (including internalizing any external management fee) without the prior written consent of the Agent.

(cc)	Additional Sellers. Subject to the terms and conditions of this Agreement and the other Transaction Documents, any Seller may from time to time form or acquire additional Subsidiaries that are Special Purpose Vehicles without the consent of the Buyer. In the event that any Seller at any time forms or acquires any such Subsidiary that is a Special Purpose Vehicle, such Seller shall, within ten (10) days after such formation or acquisition, (i) notify the Agent in writing of such formation or acquisition, (ii) pledge in favor of the Agent for the ratable benefit of the Buyers of all of the Capital Stock and other equity and ownership interests held by the Seller in each such Subsidiary and shall take all such further action as the Agent shall deem reasonably necessary or advisable (including, without limitation, the execution of financing statements on form UCC-1 and any additional security agreements or amendments thereto) in order to effect and perfect such pledge, and (iii) shall deliver to the Agent a properly completed and duly executed Additional Seller Joinder Agreement, pursuant to which such additional Subsidiary shall become an Additional Seller under this Agreement and (iv) the addition of such Subsidiary as an Additional

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Seller shall be indicated on an organizational chart delivered to the Agent after such formation or acquisition. Any Seller may from time to time form or acquire additional Subsidiaries that are not Special Purpose Vehicles upon the written consent of the Buyer.
6.	FURTHER ASSURANCES. The Sellers shall promptly provide such further assurances or agreements as Agent may reasonably request in order to effect the purposes of this Repurchase Agreement.
7.	COUNTERPARTS. This Repurchase Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
8.	LIABILITY; RECOURSE. Notwithstanding anything to the contrary contained herein or in any related document, the Agent, on behalf of the Buyers, shall have the right to pursue, and each Seller hereby waives any right to object to Agent’s right to pursue, any claim or action against any Seller to the full extent of its liability under this Repurchase Agreement and/or any related document in any order or manner as the Agent may elect in their sole and absolute discretion exercised in good faith.
9.	RECOURSE. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Agent, each Buyer or any Secured Party as contained in this Repurchase Agreement or any other agreement, instrument or document entered into by any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Agent, any Buyer or any Secured Party, or any incorporator, affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Agent, any Buyer or any Secured Party, or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each of the Agent, each Buyer or any Secured Party contained in this Repurchase Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Agent, each Buyer or any Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Agent, any Buyer or any Secured Party or any incorporator, owner, member, partner, stockholder, affiliate, officer, director, employee, agent or attorney of the Agent, any Buyer or any Secured Party, or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Agent, any Buyer or any Secured Party contained in this Repurchase Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of the Agent, each Buyer or any Secured Party and each incorporator, owner, member, partner, stockholder, affiliate, officer, director, employee, agent or attorney of the Agent, each Buyer or any Secured Party, or of any such administrator, or any of them, for breaches by the Agent, any Buyer or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Repurchase Agreement. The provisions of this Section 9 shall survive the termination of this Repurchase Agreement.
10.	REMEDIES; WAIVER.
(a)	Upon the occurrence of an Event of Default, the Agent, each Buyer and the Secured Parties shall have, with respect to the security interest in the Purchased Securities granted pursuant to Paragraph 6 of this Repurchase Agreement, and in addition to all other rights and remedies available to the Agent, each Buyer and the Secured Parties under this Repurchase Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

(b)	Each Seller agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Securities may be situated in order to prevent, hinder or delay the enforcement or

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foreclosure of this Repurchase Agreement, or the absolute sale of any of the Purchased Securities or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the Agent and the Buyers thereof, and each of the Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Securities marshaled upon any such sale, and agrees that the Agent, on behalf of the Buyers, or any court having jurisdiction to foreclose the security interests granted in this Repurchase Agreement may sell the Purchased Securities as an entirety or in such parcels as the Agent or such court may determine.

(c)	No failure on the part of the Agent, any Buyer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
11.	THE AGENT.
(a)	Appointment. Each Buyer hereby irrevocably designates and appoints the Agent as its agent under this Repurchase Agreement and the other Transaction Documents, and each Buyer hereby irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Repurchase Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to or conferred upon the Agent by the terms of this Repurchase Agreement, the other Transaction Documents and any other instruments and agreements referred to herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11 of this Annex I. Notwithstanding any provision to the contrary elsewhere in this Repurchase Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Repurchase Agreement or any other Transaction Document or otherwise exist against the Agent. The provisions of this Section 11 of this Annex I are solely for the benefit of the Agent and the Buyers, and the Sellers shall not have any rights as a third party beneficiary of any of the provisions hereof.

(b)	Duties. The Agent shall be responsible for administering the Transactions on a day-to-day basis. In the exercise of such administrative duties, the Agent shall use the same diligence and standard of care that is customarily used by the Agent with respect to similar transactions entered into by the Agent solely for its own account. Each Buyer delegates to the Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Transactions:
(1)	to enter into and fund Transactions on behalf of the Buyers in accordance with the provisions of the Transaction Documents;

(2)	to receive all amounts paid by, or on behalf of, the Sellers and, except for fees to which the Agent is entitled pursuant to the Transaction Documents or otherwise, to distribute all such funds to the respective Buyers as provided for hereunder;

(3)	to keep and maintain complete and accurate files and records of all material matters pertaining to the Transactions, and make such files and records available for inspection and copying by each Buyer and its respective employees and agents during normal business hours upon reasonable prior notice to the Agent; and

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(4)	to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation and administration of the Transactions and the rights and duties delegated hereinabove.
Notwithstanding the foregoing, the written consent of each of the Buyers and the Agent shall be required to:
(1)	modify the Purchase Rate of any Purchased security;

(2)	reduce the Pricing Rate or extend the time of payment of any Price Differential;

(3)	reduce or waive the Repurchase Price of any Purchased security;

(4)	increase the Purchase Amount of any Buyer over the amount thereof in effect (it being understood and agreed that (A) a Buyer’s Purchase Amount will change pro rata in accordance with any change in the Maximum Amount and (B) a waiver of any Default or Event of Default or mandatory reduction in the aggregate Purchase Amount of all Buyers shall not constitute a change in the terms of the Purchase Amount of any Buyer);

(5)	release any Seller from any of its obligations under the Transaction Documents;

(6)	release all or any material part of the Purchased Securities (other than as specifically provided in the Transaction Documents);

(7)	amend, modify or waive any provision of this Section 11 or Section 14 of this Annex I; or

(8)	reduce any percentage specified in, or otherwise modify, the definition of Required Buyers.
The Agent may execute any of its duties under this Repurchase Agreement and the other Transaction Documents by or through its agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder and under the other Transaction Documents. The Agent shall not be responsible for the negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(c)	Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Repurchase Agreement or any other Transaction Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any Buyer for any recitals, statements, representations or warranties made by any Seller or any officer thereof contained in this Repurchase Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Repurchase Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Repurchase Agreement or any other Transaction Document or for any failure of any Seller to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Buyer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Repurchase Agreement or any other Transaction Document, or to inspect the properties, books or records of any Seller.

(d)	Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon the advice and statements of legal counsel (including, without

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limitation, counsel to the Manager or any Seller), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Repurchase Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Buyers as the Agent deems appropriate or it shall first be indemnified to its satisfaction by the Buyers against any and all liability and expense which may be incurred by it by reason of taking, continuing or failing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Repurchase Agreement and the other Transaction Documents in accordance with a request of the Required Buyers, and such request and any action taken or failure to act pursuant thereto shall be binding upon each Buyer.

(e)	Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Buyer or any Seller referring to this Repurchase Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives any such notice from any Seller, the Agent shall give notice thereof to each Buyer. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Buyers; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Buyers; and the Agent shall not incur liability to any Person by reason of so acting or refraining from acting. Without limiting the foregoing, no Buyer shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Required Buyers.

(f)	Non-Reliance on Agent and the Buyers. Each Buyer expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Seller, shall be deemed to constitute any representation or warranty by the Agent to any Buyer. Each Buyer represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Sellers and made its own decision to enter into this Repurchase Agreement and each Transaction hereunder. Each Buyer also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Repurchase Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Sellers. Except for notices, reports and other documents expressly required to be furnished by the Sellers to the Agent hereunder or under the other Transaction Documents, which the Agent must distribute promptly to each Buyer, the Agent shall not have any duty or responsibility to provide any Buyer with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Sellers which may come into the possession of the Agent or any of its officers, directors, employees, attorneys-in-fact or Affiliates.

(g)	Reimbursement and Indemnification. To the extent that the Agent is not fully reimbursed and indemnified by the Sellers, and without limiting the obligation of the Sellers to do so as otherwise provided in the Transaction Documents, within five (5) Business Days after the delivery of a written request by the Agent to the Sellers for such reimbursement or indemnification or, if earlier, upon receipt by the Agent of a refusal from the Sellers to comply with any such request, each Buyer agrees to reimburse and indemnify the Agent in its capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at

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any time following payment of all Repurchase Prices) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Repurchase Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Buyer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all Repurchase Prices and all other amounts payable hereunder.

(h)	Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Sellers as though the Agent were not the Agent hereunder and under the other Transaction Documents.

(i)	Successor Agent. The Agent may resign as Agent upon thirty (30) days’ notice to the Buyers and the Sellers. If the Agent shall resign as Agent under this Repurchase Agreement and the other Transaction Documents, then the Buyers shall appoint a successor Agent, which successor Agent shall be subject to approval by the Sellers (unless an Event of Default has occurred and is continuing), such approval not to be unreasonably withheld, conditioned or delayed, and any such successor Agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor Agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Repurchase Agreement or any Transaction. If no successor Agent has been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving notice of its resignation, then the retiring Agent’s resignation shall nevertheless thereupon become effective and the Buyers shall perform all of the duties of the Agent hereunder until such time, if any, as the Buyers appoint and the Sellers approve a successor Agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Repurchase Agreement and the other Transaction Documents.

(j)	Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Sellers’ obligations under the Transaction Documents shall have occurred, the Agent shall, at the request, or may, upon the consent, of the Required Buyers, and provided that the Buyers have given to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Repurchase Agreement and the other Transaction Documents respecting the sale or other disposition of all or any of the Collateral and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Transaction Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Buyers. The Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Required Buyers, and such instruction shall be binding upon all the Buyers. The Required Buyers may direct the Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Buyers hereby agreeing to indemnify and hold the Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may, in its discretion but without obligation, in the absence of direction from the Required Buyers, take such interim actions as it believes necessary to preserve the rights of the Buyers hereunder and in and to any of the Collateral, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any of the Collateral. Each of the Buyers

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acknowledges and agrees that no individual Buyer may separately enforce or exercise any of the provisions of any of the Transaction Documents, other than through the Agent.
12.	WAIVER OF SET-OFF; RATABLE PAYMENTS. Each Seller hereby waives any right of setoff it may have or to which it may be entitled under this Repurchase Agreement from time to time against the Agent, any Buyer and/or any other Secured Party. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 14 of this Annex I) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

13.	TAXES.
(a)	All payments made by the Sellers under this Repurchase Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Agent, the Buyers or any other Secured Party, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Repurchase Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on any Secured Party with respect to payments required to be made by the Sellers under this Repurchase Agreement, by a taxing jurisdiction in which such Secured Party is organized, conducts business or is paying taxes as of the Purchase Date (as the case may be).

(b)	The Sellers will indemnify each Secured Party for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within ten days from the date a written invoice therefor is delivered to the Sellers.

(c)	Within 30 days after the date of any payment by the Sellers of any Taxes, the Seller will furnish to the Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

(d)	If a Secured Party is not created or organized under the laws of the United States or a political subdivision thereof, such Secured Party shall deliver to the Sellers, with a copy to the Agent, (i) in the case of the Agent, within 15 days after the date hereof, and in the case of any other Secured Party, upon reasonable demand by the Sellers, two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-8BEN or Form W-8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, to permit the Sellers to make payments hereunder for the account of such Secured Party, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 13, copies (in such numbers as may from time to time be prescribed by Applicable Law or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law or regulations to permit the Sellers to make payments hereunder for the account of such Secured Party, without deduction or withholding of United States federal income or similar Taxes.

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(e)	If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to any Buyer in connection with this Repurchase Agreement or the funding or maintenance of any Transaction hereunder, any Secured Party is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section 13 then within 10 days after demand by such Secured Party, the Sellers shall pay to such Secured Party such additional amount or amounts as may be necessary to reimburse such Secured Party for any amounts paid by them.

(f)	Without prejudice to the survival of any other agreement of the Sellers hereunder, the agreements and obligations of the Sellers contained in this Section 13 shall survive the termination of this Repurchase Agreement.
14.	INDEMNIFICATION.
(a)	Without limiting any other rights that any such Person may have hereunder or under Applicable Law, each Seller hereby agrees to indemnify and hold harmless the Agent, each Buyer, the Secured Parties, the Affected Parties and each of their respective assigns and officers, directors, shareholders, owners, members, partners, attorneys, affiliates, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non–monetary damages of any such Indemnified Party or any of them arising out of or as a result of any breach of the Seller’s obligations under this Repurchase Agreement, any Transaction Document or the ownership of an interest in the Purchased Securities or in respect of any Purchased Security, excluding, however, Indemnified Amounts to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party. Indemnified Amounts subject to this Section 14 shall include but not be limited to Indemnified Amounts incurred in connection with the violation of any Environmental Law, the correction of any environmental condition or the removal of any Materials of Environmental Concern, in each case in any way affecting the Sellers’, or any affiliates’ properties or any of the Purchased Securities. Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Securities relating to or arising out of any environmental condition or any violation or alleged violation of any law, rule or regulation, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. If any Seller has made any indemnity payment pursuant to this Section 14 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Seller an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, each Seller agrees, to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Indemnified Amounts with respect to or resulting from:

(i)	any representation or warranty made or deemed made by the Sellers or any of their respective officers under or in connection with this Repurchase Agreement or any other Transaction Document that shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)	the failure by the Sellers to comply in any material respect with any term, provision or covenant contained in this Repurchase Agreement, any other Transaction Document or any agreement executed in connection with the foregoing agreements, or with any Applicable Law or with respect

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to any Purchased Securities, or the nonconformity of any Purchased Securities with any such Applicable Law;

(iii)	the failure to vest and maintain vested in the Agent, on behalf of the Buyers, and the Secured Parties, an undivided ownership interest or perfected security interest in the Purchased Securities, together with all Income, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Transaction or at any time thereafter;

(iv)	the aggregate Repurchase Price for all Transactions exceeding the Maximum Amount on any Business Day;

(v)	the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Purchased Securities, whether at the time of any Transaction or at any subsequent time;

(vi)	any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Purchased Security (including, without limitation, a defense based on the Purchased Security not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Purchased Security or the furnishing or failure to furnish such merchandise or services;

(vii)	any failure of the Sellers in any material respect to perform its duties or obligations in accordance with the provisions of this Repurchase Agreement or any failure by the Sellers or any affiliate of the Sellers in any material respect to perform its respective duties under any Purchased Security;

(viii)	the failure of the Sellers to remit any Income due hereunder to the Agent pursuant to Paragraph 5 of this Repurchase Agreement on or before the date such Income is required to be transferred directly to the Agent (whether by the exercise of setoff rights or otherwise);

(ix)	any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Sellers to qualify to do business or file any notice or business activity report or any similar report;

(x)	any action taken by the Sellers in the enforcement, collection or foreclosure of any Purchased Security;

(xi)	any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Purchased Securities or services that are the subject of any Purchased Security;

(xii)	any claim, suit or action of any kind or nature whatsoever arising out of or in connection with Environmental Laws including any vicarious liability;

(xiii)	the failure by the Sellers to pay when due any Taxes for which the Sellers are liable, including, without limitation, sales, excise or personal property taxes payable in connection with the Purchased Securities;

(xiv)	any repayment by the Agent or a Secured Party of any amount previously distributed in payment of the Repurchase Price, payment of Price Differential or the Aggregate Unpaids or any other amount due hereunder or under any Interest Rate Protection Agreement, in each case which amount the Agent or a Secured Party believes in good faith is required to be repaid;

(xv)	the commingling of Income on the Purchased Securities at any time with other funds;

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(xvi)	any investigation, litigation or proceeding related to this Repurchase Agreement or the use of proceeds of Transactions or the security interest in the Purchased Securities;

(xvii)	the use of the proceeds of any Transaction in a manner other than as provided in this Repurchase Agreement;

(xviii)	any Purchased Security treated as or represented as satisfying the criteria set forth in this Repurchase Agreement for purchase hereunder or as satisfying the criteria set forth in Schedule 1 that, at the applicable time, does not satisfy the foregoing criteria;

(xix)	the exercise by any Obligor of any rights of setoff against any Seller or any of its Affiliates or the exercise of any rights by an Obligor that impacts, impairs, reduces or diminishes any Income or any Purchased Security; or

(xx)	the failure by the Sellers to comply with any of the covenants relating to the Interest Rate Protection Agreements.

(b)	In the case of an investigation, litigation or other proceeding to which the indemnity in Section 14(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Sellers, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party otherwise a party thereto and whether or not any transaction contemplated hereby is consummated. Each party hereto agrees not to assert any claim against any other party hereto, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the this Repurchase Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of any Transaction. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Security for any sum owing thereunder, or to enforce any provisions of any Purchased Security, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a Seller. Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of the Agent’s and each Buyer’s rights under this Repurchase Agreement or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(c)	Each Seller shall, whether or not any transaction contemplated hereby is consummated: (i) pay as when billed by the Agent, and in any event within three (3) days after demand from the Agent, all reasonable out-of-pocket costs and expenses of any Indemnified Party in connection with the enforcement of this Repurchase Agreement and the enforcement of any amendment, waiver or consent relating hereto or thereto and the documents and instruments referred to herein and therein (and the amount of such costs and expenses shall, until paid, bear interest at the greater of (x) 5.25% per annum in excess of the Prime Rate in effect from time to time or (y) 0.50% per annum in excess of the Federal Funds Rate in effect from time to time (or at such greater rate plus 6.00%, at any time the Post-Default Rate is applicable to any Transaction)); (ii) pay and hold the Indemnified Parties harmless from and against any and all present and future stamp, documentary, issue, sales and use, value added, property and other similar taxes with respect to the matters described in foregoing clause (i) and hold the Indemnified Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify each Indemnified Party from and hold each of them harmless against any and all Indemnified Amounts incurred by any of them as a result of, or arising out of, or in any way

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related to, or by reason of, the entering into and/or performance of this Repurchase Agreement or the use of the proceeds of any Transaction hereunder or the consummation of any transactions contemplated herein (but excluding any such Indemnified Amounts to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

(d)	Without prejudice to the survival of any other agreement of the Sellers hereunder, the agreements and obligations of the Sellers contained in this Section 14 shall survive the repayment of all amounts owing to the Agent, each buyer and the other Secured Parties by the Sellers under this Repurchase Agreement and the termination of the commitment of the Buyers hereunder.

(e)	Indemnification under this Section 14 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
15.	INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY.
(a)	If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) shall (a) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to any ownership interest in the Collateral, or any right to enter into Transactions hereunder, or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Price Differential), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (c) impose any other condition affecting the ownership interest in the Collateral conveyed to the Agent, on behalf of the Buyers, hereunder or the Agent’s or any Buyer’s rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Repurchase Agreement, then within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b)	If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Sellers shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adaptation, change, request or directive subject to this Section 15(b).

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(c)	If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 15, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Repurchase Agreement or the funding or maintenance of Collateral hereunder, then within ten (10) days after demand by such Affected Party, the related Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)	In determining any amount provided for in this Section 15, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 15 shall submit to the applicable Seller a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.
16.	NOTICES. With respect to any notices, statements, demands or other communications delivered to Agent by any Seller pursuant to this Repurchase Agreement, such Seller shall deliver a copy of any such notice, statement, demand or other communication to the Agent at the address specified in Annex II hereto.

17.	JURISDICTION; WAIVER OF JURY TRIAL.
(i)	EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(ii)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS REPURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
18.	AMENDMENTS AND WAIVERS. No amendment, waiver or other modification of any provision of this Repurchase Agreement shall be effective without the written agreement of the Sellers, the Agent and the Buyers. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any provision of this Repurchase Agreement may be waived by the Agent; provided, that no failure or delay on the part of the Agent in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing with respect to any right, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Buyer would otherwise have. No notice to or demand on a Seller in any case shall entitle the Sellers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Buyer to any other or further action in any circumstances without notice or demand. An Event of Default shall be deemed to be continuing unless expressly waived by the Agent in writing.

Annex I-54

19.	CONFIDENTIALITY.
(a)	Each of the Agent, each Buyer, the Secured Parties and the Sellers shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Repurchase Agreement and all information with respect to the other parties, including all information regarding the business of the Sellers obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Agent, any Buyer, and the Secured Parties and each such party’s respective officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Agent, each Buyer, the Secured Parties that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Sellers and their Affiliates, (ii) disclose such information as is required by Applicable Law, and (iii) disclose this Repurchase Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving this Repurchase Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Repurchase Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 19 include, without limitation, all fees and other pricing terms, and all Events of Default and priority of payment provisions.

(b)	Anything herein to the contrary notwithstanding, each Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, any Buyer or the Secured Parties by each other, (ii) by the Agent, any Buyer and the Secured Parties to any prospective or actual assignee or participant of any of them, or (iii) by the Agent, any Buyer and the Secured Parties to any Rating Agency and to any officers, directors, employees, agents, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Agent, the Buyers and the Secured Parties may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)	Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any Applicable Law, (B) to any Government Authority having or claiming authority to regulate or oversee any respects of the Buyers’ or the Secured Parties’ business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Agent, any Buyer, or the Secured Parties or an officer, director, employer, shareholder, owner, member, partner, agent, employee or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Sellers, or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of any custodian appointed by the Agent having a need to know the same, provided that such custodian advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Sellers.

(d)	Notwithstanding anything to the contrary contained herein or in any related document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of any of the transactions contemplated by this Repurchase Agreement or any other related document, any fact relevant to understanding the federal tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.
20.	PERIODIC DUE DILIGENCE REVIEW. Each Seller acknowledges that the Agent has the right to perform continuing due diligence reviews with respect to the Purchased Securities, for purposes of

Annex I-55

verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each such Seller agrees that upon reasonable (but no less than three (3) Business Day’s) prior notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to the Sellers, the Agent or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Securities in the possession or under the control of any Seller and/or the Custodian. The Sellers also shall make available to the Agent during normal business hours a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Asset Files and the Purchased Securities. Without limiting the generality of the foregoing, each Seller acknowledges that the Agent, on behalf of the Buyers, may purchase Purchased Securities from the Sellers based solely upon the information provided by Sellers to the Agent in the Underwriting Package and, with respect to Wet Mortgage Assets, the Transaction Request Package and the representations, warranties and covenants contained herein, and that the Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Securities purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related mortgaged properties and otherwise re-generating the information used to originate such Purchased Security. The Agent may underwrite such Purchased Securities itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller agrees to cooperate with the Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Agent and any third party underwriter with reasonable access during normal business hours to any and all documents, records, agreements, instruments or information relating to such Purchased Securities in the possession, or under the control, of the Sellers. The Sellers shall pay all reasonable out-of-pocket costs and expenses (including fees and expenses of counsel, if any) incurred by the Agent in connection with the Agent’s activities pursuant to this section (“Due Diligence Costs”); provided that, in the event that a Default or an Event of Default shall have occurred, the Sellers shall reimburse the Agent for all Due Diligence Costs for any and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with any due diligence review conducted by the Agent pursuant to this section following the occurrence and during the continuation of such Default or Event of Default.

21.	JOINT AND SEVERAL LIABILITY.
(a)	Each Seller hereby acknowledges and agrees that the Seller shall be jointly and severally liable to the Agent and each Buyer to the maximum extent permitted by applicable law for all representations, warranties, covenants, obligations and indemnities of all of the Sellers hereunder.

(b)	Each Seller hereby agrees that, to the extent another Seller shall have paid more than its proportionate share of any payment made hereunder, the Seller shall be entitled to seek and receive contribution from and against any other Seller which has not paid its proportionate share of such payment; provided however, that the provisions of this clause shall in no respect limit the obligations and liabilities of any Seller to the Agent or any Buyer, and, notwithstanding any payment or payments made by any Seller (the “Paying Seller”) hereunder or any set-off or application of funds of the Paying Seller by the Agent or any Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of the Agent or any Buyer against any other Seller or any collateral security or guarantee or right of offset held by the Agent or any Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from the other Seller in respect of payments made by the Paying Seller hereunder, until all amounts owing to the Agent or any Buyer by the Sellers under the Transaction Documents are paid in full. If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for the Agent and any applicable Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to the Agent and any applicable Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to the Agent or any applicable Buyer, if required), to be applied against amounts owing to the Agent and

Annex I-56

any Buyer by the Sellers under the Transaction Documents, whether matured or unmatured, in such order as the Agent may determine.

(c)	Each Seller shall remain obligated under this Section 21 of this Annex I notwithstanding that, without any reservation of rights against such Seller and without notice to or further assent by such Seller, any demand by the Agent for payment of any amounts owing to the Agent or any Buyer by any other Seller under the Transaction Documents may be rescinded by the Agent and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent, and this Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent for the payment of amounts owing to the Agent or any Buyer by the Sellers under the Transaction Documents may be sold, exchanged, waived, surrendered or released. The Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to the Agent or any Buyer by the Sellers under the Transaction Documents, or any property subject thereto. When making any demand hereunder against any Seller, the Agent may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by the Agent to make any such demand or to collect any payments from any other Seller, or any release of such other Seller shall not relieve any Seller in respect of which a demand or collection is not made or the Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or the Buyer against the Sellers. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(d)	Each Seller waives any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to the Agent or any Buyer by any other Seller under the Transaction Documents and notice of or proof of reliance by the Agent or the Buyers upon such Seller or acceptance of the obligations of such Seller under this Section 21 of this Annex I, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of the Sellers under this Section 21; and all dealings between the Sellers, on the one hand, and the Agent and the Buyers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of the Sellers under this Section 21 of this Annex I. Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller with respect to any amounts at any time owing to the Agent or the Buyers by such Seller under the Transaction Documents, other than such notices as are expressly required to be given under this Agreement or any of the other Transaction Documents. Each Seller understands and agrees that it shall continue to be liable under this Section 21 of this Annex I without regard to (a) the validity, regularity or enforceability of any other provision of this Agreement or any other Transaction Document, any amounts at any time owing to the Agent or the Buyers by the Sellers under the Transaction Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Buyer, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against the Agent or any Buyer, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Sellers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Sellers for any amounts owing to the Agent or the Buyers by the Sellers under the Transaction Documents, or of the Sellers under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Seller, the Agent and any Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by the Agent or any Buyer to pursue such other rights or remedies

Annex I-57

or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Buyer against Seller.

(e)	Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Transaction Documents shall in no event exceed the amount which can be guaranteed by the Seller under applicable federal and state laws relating to the insolvency of debtors.
22.	INTENDED THIRD PARTY BENEFICIARIES. Each Affiliated Hedge Counterparty is an intended third party beneficiary of this Agreement and no provision set forth in any such Section (including in any related definition) shall be amended or otherwise modified without the written consent of each Affiliated Hedge Counterparty.
23.	RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of such rights, each Seller hereby grants to the Agent and each Buyer a right of offset, to secure repayment of all amounts owing to the Agent or any Buyer by the Sellers under the Transaction Documents, upon any and all monies, securities, collateral or other property of the Seller and the proceeds therefrom, now or hereafter held or received by the Agent or any Buyer or any entity under the control of the Agent or any Buyer and their respective successors and assigns (including, without limitation, branches and agencies of the Agent, wherever located), for the account of the Seller, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of the Seller at any time existing. Each of the Agent and the Buyers is hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to any Seller, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to against any amounts owing to any of the Buyers or the Agent by the Sellers under the Transaction Documents, irrespective of whether any of the Buyers or the Agent shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. Each Seller shall be deemed directly indebted to the Agent and the Buyers in the full amount of all amounts owing to the Buyers and the Agent by the Sellers under the Transaction Documents, and Buyer shall be entitled to exercise the rights of offset provided for above. ANY AND ALL RIGHTS TO REQUIRE ANY OF THE BUYERS OR THE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE AMOUNTS OWING TO ANY OF THE BUYERS OR THE AGENT BY THE SELLERS UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING ITS RIGHT OF OFFSET WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY EACH SELLER.

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Schedules:

Schedule 1	Representations and Warranties Regarding Securities

Schedule 2	Purchase Rates

Schedule 3	Buyer Purchase Amounts

Schedule 4	Insurance
Exhibits:

Exhibit A	Funding Request

Exhibit B	Form of Confirmation

Exhibit C	Opinion of Counsel to Seller

Exhibit D	Form of Margin Deficit Notice

Exhibit E	Form of Custodial Agreement

Exhibit F	Form of Escrow Agreement

Exhibit G	Form of Release Letter

Exhibit H	Form of Account Control Agreement

Exhibit I	Form of Compliance Certificate

Exhibit J	Form of Assignment and Acceptance

Exhibit K	Form of Additional Seller Joinder Agreement

Annex I-1

SCHEDULE 1
Schedule 1(a)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF CMBS
          Seller represents and warrants to Buyer, with respect to each Mortgage Asset which is a CMBS, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Security by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Asset which is a CMBS if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Asset.
          1. The CMBS consists of pass-through certificates representing beneficial ownership interests in one or more REMICs consisting of one or more first lien mortgage loans secured by commercial and/or multifamily properties.
          2. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such CMBS, and Seller is transferring such CMBS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such CMBS.
          3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had full right, power and authority to sell and assign such CMBS and such CMBS has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          4. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such CMBS, no consent or approval by any Person is required in connection with Buyer’s acquisition of such CMBS, for Buyer’s exercise of any rights or remedies in respect of such CMBS or for Buyer’s sale or other disposition of such CMBS. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          5. Upon consummation of the purchase contemplated to occur in respect of such CMBS on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such CMBS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.
          6. The CMBS is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.
          7. With respect to any CMBS that is a certificated security, Seller has delivered to Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such CMBS.

Sch. 1(a)-1

          8. All information contained in the related Underwriting Package (or as otherwise provided in writing to Buyer) in respect of such CMBS is accurate and complete in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.
          9. As of the date of its issuance, such CMBS complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.
          10. Except as included in the Underwriting Package, there is no document that by its terms modifies or affects the rights and obligations of the holder of such CMBS, the terms of the related pooling and servicing agreement or any other agreement relating to the CMBS, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.
          11. There is no (i) monetary default, breach or violation exists with respect to any pooling and servicing agreement or other document governing or pertaining to such CMBS, (ii) material non-monetary default, breach or violation exists with respect to any such agreement or other document or other document governing or pertaining to such CMBS, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.
          12. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such CMBS.
          13. Except as including in the Underwriting Package, (i) no interest shortfalls have occurred and no realized losses have been applied to any CMBS or otherwise incurred with respect to any mortgage loan related to such CMBS nor any class of CMBS issued under the same governing documents as any CMBS, and (ii) the Seller is not aware of any circumstances that, to the best of Seller’s knowledge, could have a material adverse effect on the Asset Value of such CMBS.
          14. There are no circumstances or conditions with respect to the CMBS, the Underlying Mortgaged Property or the related Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the CMBS as an unacceptable investment or adversely affect the value or marketability of the CMBS.
          15. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such CMBS is or may become obligated.
          16. There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such CMBS.
          17. No servicer of the CMBS has made any advances, directly or indirectly, with respect to the CMBS or to any mortgage loan held by the entity issuing such CMBS.
          18. The offering documents related to the issuance and sale of the CMBS have been provided to the Buyer and such offering documents are complete and accurate in all material respects and as of the date of such offering documents or as of the date hereof none of the offering documents contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Sch. 1(a)-2

Schedule 1(b)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF CORPORATE DEBT
          The Seller represents and warrants to the Buyer, with respect to each Purchased Security which consists of Corporate Debt, that except as specifically disclosed to and approved by the Buyer in accordance with the Asset Purchase and Repurchase Agreement, as of the Purchase Date for each such Purchased Security by the Buyer from the Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Security which consists of Corporate Debt if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Security.
          1. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Corporate Debt, and Seller is transferring such Corporate Debt free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Corporate Debt.
          2. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had full right, power and authority to sell and assign such Corporate Debt and such Corporate Debt has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          3. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such Corporate Debt, no consent or approval by any Person is required in connection with Buyer’s acquisition of such Corporate Debt, for Buyer’s exercise of any rights or remedies in respect of such Corporate Debt or for Buyer’s sale or other disposition of such Corporate Debt. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          4. Upon consummation of the purchase contemplated to occur in respect of such Corporate Debt on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Corporate Debt free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.
          5. The Corporate Debt is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.
          6. With respect to any Corporate Debt that is a certificated security, Seller has delivered to Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such Corporate Debt.
          7. All information contained in the related Underwriting Package (or as otherwise provided in writing to Buyer) in respect of such Corporate Debt is accurate in all material respects and contains all material comments required to be contained therein pursuant to the Agreement.

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          8. As of the date of its issuance, such Corporate Debt complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.
          9. Except as included in the Underwriting Package, there is no document that by its terms modifies or affects the rights and obligations of the holder of such Corporate Debt, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.
          10. There is no (i) monetary default, breach or violation existing with respect to any document governing or pertaining to such Corporate Debt, (ii) material non-monetary default, breach or violation existing with respect to any such agreement or other document or other document governing or pertaining to such Corporate Debt, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.
          11. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such Corporate Debt.
          12. The Seller is not aware of any circumstances that, to the best of Seller’s knowledge, could have a material adverse effect on the Asset Value of such Corporate Debt.
          13. There are no circumstances or conditions with respect to the Corporate Debt, the Underlying Mortgaged Property or the related Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Corporate Debt as an unacceptable investment or adversely affect the value or marketability of the Corporate Debt.
          14. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Corporate Debt is or may become obligated.
          15. No fraudulent acts were committed by Seller in connection with its acquisition of such Corporate Debt.
          16. The offering documents related to the issuance and sale of the Corporate Debt have been provided to the Buyer and such offering documents are complete and accurate in all material respects and as of the date of such offering documents or as of the date hereof none of the offering documents contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Sch. 1(b)-2

Schedule 1(c)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF RMBS
          Seller represents and warrants to Buyer, with respect to each Mortgage Asset which is a RMBS, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Security by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(c) shall be true and correct in all material respects. For purposes of this Schedule 1(c) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Asset which is a RMBS if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Asset.
          1. The RMBS consists of publicly-offered, SEC registered pass-through certificates representing beneficial ownership interests in one or more REMICS consisting of one or more first lien mortgage loans secured by residential properties which are rated “AAA” (or equivalent) by any two Rating Agencies.
          2. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such RMBS, and Seller is transferring such RMBS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such RMBS.
          3. Seller has full right, power and authority to sell and assign such RMBS and such RMBS has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          4. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such RMBS, no consent or approval by any Person is required in connection with Buyer’s acquisition of such RMBS, for Buyer’s exercise of any rights or remedies in respect of such RMBS or for Buyer’s sale or other disposition of such RMBS. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          5. Upon consummation of the purchase contemplated to occur in respect of such RMBS on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such RMBS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.
          6. The RMBS is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.
          7. With respect to any RMBS that is a certificated security, Seller has delivered to Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such RMBS.
          8. All information contained in the related Underwriting Package (or as otherwise provided in writing to Buyer) in respect of such RMBS is accurate and complete in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.

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          9. As of the date of its issuance, such RMBS complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.
          10. Except as included in the Underwriting Package, there is no document that by its terms modifies or affects the rights and obligations of the holder of such RMBS, the terms of the related pooling and servicing agreement or any other agreement relating to the RMBS, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.
          11. There is no (i) monetary default, breach or violation exists and is continuing with respect to any pooling and servicing agreement or other document governing or pertaining to such RMBS, (ii) material non-monetary default, breach or violation exists and is continuing with respect to any such agreement or other document or other document governing or pertaining to such RMBS, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.
          12. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such RMBS.
          13. Except as including in the Underwriting Package, (i) no interest shortfalls have occurred and no realized losses have been applied to any RMBS or otherwise incurred with respect to any mortgage loan related to such RMBS nor any class of RMBS issued under the same governing documents as any RMBS, and (ii) the Seller is not aware of any circumstances that, to the best of Seller’s knowledge, could have a material adverse effect on the Asset Value of such RMBS.
          14. There are no circumstances or conditions with respect to such RMBS, the Underlying Mortgaged Property or the related Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the RMBS as an unacceptable investment or adversely affect the value or marketability of the RMBS.
          15. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such RMBS is or may become obligated.
          16. There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such RMBS.
          17. No servicer of the RMBS has made any advances, directly or indirectly, with respect to the RMBS or to any mortgage loan held by the entity issuing such RMBS.
          18. The offering documents related to the issuance and sale of the RMBS have been provided to the Buyer and such offering documents are complete and accurate in all material respects and as of the date of such offering documents or as of the date hereof none of the offering documents contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Schedule 1(d)
PURCHASED SECURITIES
RE: PURCHASED SECURITY CONSISTING OF WHOLE LOANS
          Seller represents and warrants to Buyer, with respect to each Mortgage Asset which is a Whole Loan, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Security by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(d) shall be true and correct in all material respects. For purposes of this Schedule 1(d) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Asset which is a Whole Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Asset.
          1. The Whole Loan is a performing mortgage loan secured by a first priority security interest in a commercial or multifamily property.
          2. As of the Purchase Date, such Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Whole Loan.
          3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan. Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the Purchase Date therefore, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest.
          4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Whole Loan.
          5. All information contained in the related Underwriting Package (or as otherwise provided in writing to Buyer) in respect of such Whole Loan is accurate and complete in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.
          6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Whole Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
          7. Such Whole Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.
          8. Seller has full right, power and authority to sell and assign such Whole Loan and such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Whole Loan, for Buyer’s exercise of any rights or remedies in respect of such Whole Loan or for Buyer’s sale, pledge or other disposition of such Whole Loan. No

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third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan.
          11. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Whole Loan is or may become obligated.
          12. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagee relating to such Whole Loan, directly or indirectly, for the payment of any amount required by such Whole Loan.
          13. Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Whole Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Whole Loan documents invalid as a whole and such Whole Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Whole Loan to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.
          14. As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
          15. Seller has delivered to Buyer or its designee the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement thereof executed by Seller in blank.
          16. Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.
          17. The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the

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current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Whole Loan.
          18. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of the Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.
          19. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
          20. As of the Purchase Date, the related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

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          21. The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Buyer Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.
          22. As of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to the related Underlying Mortgaged Property; and all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.
          The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the

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Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.
          23. (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage Loan documents no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.
          24. As of the Purchase Date, such Whole Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.
          25. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.
          26. Such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to 80% of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.
          27. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
          28. Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption,

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liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
          29. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.
          30. Such Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest.
          31. Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Whole Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Whole Loans or transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Whole Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.
          32. Except as set forth in the related Mortgage Loan documents delivered to Buyer, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Buyer or its designee.
          33. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
          34. Since origination, no material portion of the related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of a Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated to any value in the underwriting during the origination of the Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

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          35. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Whole Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.
          36. None of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of the Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
          37. The related Mortgagor has covenanted in its organizational documents and/or the Whole Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.
          38. No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.
          39. As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received written notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan or the security intended to be provided by the Whole Loan documents or the current use of the Underlying Mortgaged Property.
          40. As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.
          41. The Whole Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
          42. Each Whole Loan that is cross-collateralized is cross-collateralized only with other Whole Loans sold pursuant to this Agreement.
          43. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.
          44. All escrow deposits and payments required pursuant to the Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the Whole Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

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          45. As of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Whole Loan documents require the borrower to maintain all such licenses, permits and authorizations.
          46. The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.
          47. Except for Mortgagors under Whole Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.
          48. The Whole Loan documents for such Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incured due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the Whole Loan documents for each Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Whole Loan documents.
          49. Subject to the exceptions set forth in paragraph (13) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.
          50. With respect to such Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
          51. If such Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two years after any securitization of such Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Whole Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Whole Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Whole Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan. Notwithstanding the foregoing, some of the Whole Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.
          52. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Whole Loan, the originator of such Whole Loan was authorized to do

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business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Whole Loan.
          53. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan.
          54. The related Underlying Mortgaged Property is not encumbered, and none of the Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).
          55. Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
          56. An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Whole Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.
          57. The related Whole Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Whole Loan documents.
          58. To the extent required for the use in which the Underlying Mortgaged Property is currently being utilized, the related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities).
          59. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:
     (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.
     (ii) Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).
     (iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.
     (iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
     (v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides

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that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.
     (vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.
     (vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
     (viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.
     (ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Whole Loan).
     (x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
     (xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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Schedule 1(e)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF JUNIOR INTERESTS
          Seller represents and warrants to Buyer, with respect to each Mortgage Asset which is a Junior Participation Interest, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Security by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(e) shall be true and correct in all material respects. For purposes of this Schedule 1(e) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Asset which is a Junior Participation Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Asset.
          1. The Junior Participation Interest is (a) a junior participation interest in a performing commercial real estate loan or (b) a “B-note” in an “A/B structure” in a performing commercial real estate loan.
          2. As of the Purchase Date, such Junior Participation Interest complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Junior Participation Interest.
          3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Junior Participation Interest, and Seller is transferring such Junior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Junior Participation Interest. Upon consummation of the purchase contemplated to occur in respect of such Junior Participation Interest on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Junior Participation Interest free and clear of any pledge, lien, encumbrance or security interest.
          4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Junior Participation Interest nor were any fraudulent acts committed by any Person in connection with the origination of such Junior Participation Interest.
          5. All information contained in the related Underwriting Package (or as otherwise provided in writing to Buyer) in respect of such Junior Participation Interest is accurate in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.
          6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Junior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
          7. Seller has full right, power and authority to sell and assign such Junior Participation Interest and such Junior Participation Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          8. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Junior Participation Interest, for Buyer’s exercise of any rights or remedies in respect of such Junior Participation Interest or for Buyer’s sale, pledge or other disposition of such Junior Participation Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

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          9. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Junior Participation Interest.
          10. Seller has delivered to Buyer or its designee the original promissory note, certificate or other similar indicia of ownership of such Junior Participation Interest, however denominated, together with an original assignment thereof, executed by Seller in blank, or, with respect to a participation interest, reissued in Buyer’s name (or such other name as designated by the Buyer).
          11. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Junior Participation Interest in respect of the related Underlying Mortgaged Property and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.
          12. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Junior Participation Interest, the related Whole Loan or any other obligation of the Underlying Property Owner, (ii) material non-monetary default, breach or violation exists with respect to such Junior Participation Interest, the related Whole Loan or any other obligation of the Underlying Property Owner, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.
          13. Such Junior Participation Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.
          14. Each related Underlying Mortgage Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the origination of such Underlying Mortgage Loan.
          15. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Junior Participation Interest is or may become obligated.
          16. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagee relating to such Junior Participation Interest, directly or indirectly, for the payment of any amount required by such Junior Participation Interest.
          17. With respect to each related Underlying Mortgage Loan, each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Underlying Mortgage Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Underlying Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Underlying Mortgage Loan documents invalid as a whole and such Underlying Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Underlying Mortgage Loan or the related Junior Participation Interest to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

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          18. With respect to the Junior Participation Interest and each related Underlying Mortgage Loan, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date for the related Purchased Security, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
          19. With respect to the Underlying Mortgage Loan, each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.
          20. The Underlying Mortgage Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (17) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (24) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Underlying Mortgage Loan is cross-collateralized with any other Underlying Mortgage Loan, the lien of the Mortgage for such other Underlying Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Underlying Mortgage Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Underlying Mortgage Loan.
          21. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on each related Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Underlying Mortgage Loan) material to the value of such Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Underlying Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Underlying Mortgage Loan establish and create a valid and enforceable lien and priority security

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interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.
          22. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Security have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
          23. As of the Purchase Date for the related Purchased Security, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Underlying Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.
          24. With respect to each related Underlying Mortgage Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such Underlying Mortgage Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the trustee as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.
          25. With respect to each related Underlying Mortgage Loan, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Security, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Security have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender

Sch. 1(e)-4

with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Underlying Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Underlying Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.
          26. The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.
          27. With respect to any Underlying Mortgage Loan (a) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule and (b) Seller has not waived any material default, breach, violation or event of acceleration under the related Mortgage or Mortgage Note and, pursuant to the terms of such Mortgage or Mortgage Note and other Underlying Mortgage Loan documents, no Person or party other than the holder of the related Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.
          28. As of the Purchase Date, the Underlying Mortgage Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.
          29. Each Mortgage related to the Underlying Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.
          30. Each related Underlying Mortgage Loan secured by commercial or multifamily residential property constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on such commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Underlying Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for

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such Underlying Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Underlying Mortgage Loan was at least equal to 80% of the principal amount of the Underlying Mortgage Loan (a) as of the Testing Date, or (b) as of the Purchase Date for the related Purchased Security. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Underlying Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Underlying Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Underlying Mortgage Loan was originated unless (a) such Underlying Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Underlying Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Underlying Mortgage Loan was in default or when default with respect to such Underlying Mortgage Loan was reasonably foreseeable. However, if the referenced Underlying Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Underlying Mortgage Loan was not in default or when default with respect to such Underlying Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.
          31. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
          32. With respect to each related Underlying Mortgage Loan, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
          33. No issuer of the Purchased Security, no co-participant and no Mortgagor related to any Underlying Mortgage Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.
          34. Except for the related Purchased Security, each related Underlying Mortgage Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization.
          35. With respect to each related Underlying Mortgage Loan, subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Underlying Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Underlying Mortgage Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Underlying Mortgage Loans which are cross-collateralized or cross-defaulted with other mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the Underlying Mortgage Loan (such as pledges of ownership interests that

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do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (38) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Underlying Mortgage Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.
          36. With respect to each Purchased Security and the related Underlying Mortgage Loan, except as set forth in the related Mortgage Asset documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Purchased Security was delivered to Buyer or its designee.
          37. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
          38. Since origination, no material portion of any related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Underlying Mortgage Loan or the Purchased Security or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Underlying Mortgage Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of an Underlying Mortgage Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Underlying Mortgage Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Underlying Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Underlying Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Underlying Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.
          39. With respect to each related Underlying Mortgage Loan, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Underlying Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.
          40. None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the respective Underlying Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
          41. The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Mortgage Loan documents to own no significant asset other than the related Underlying Mortgaged

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Properties, as applicable, and assets incidental to its respective ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.
          42. With respect to each related Underlying Mortgage Loan, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage related thereto.
          43. With respect to each related Underlying Mortgage Loan, as of the Purchase Date for the related Purchased Security, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Underlying Mortgage Loan or the security intended to be provided by the Underlying Mortgage Loan documents or the current use of the Underlying Mortgaged Property.
          44. With respect to each related Underlying Mortgage Loan, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.
          45. With respect to the Purchased Security and each related Underlying Mortgage Loan, such Underlying Mortgage Loan and the Purchased Security and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
          46. Each Underlying Mortgage Loan that is cross-collateralized is cross-collateralized only with other Underlying Mortgage Loans sold pursuant to this Agreement.
          47. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Underlying Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.
          48. All escrow deposits and payments required pursuant to the Underlying Mortgage Loan as of the Purchase Date required to be deposited with Seller in accordance with the Underlying Mortgage Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.
          49. With respect to each related Underlying Mortgage Loan, as of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Underlying Mortgage Loan documents require the borrower to maintain all such licenses, permits and authorizations.
          50. With respect to the Junior Participation Interest and each related Underlying Mortgage Loan, the origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to such Underlying Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.
          51. With respect to each related Underlying Mortgage Loan, except for Mortgagors under Underlying Mortgage Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.
          52. The documents for each related Underlying Mortgage Loan provide that each such Underlying Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an

Sch. 1(e)-8

additional guarantor accepts responsibility for any loss uncured due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the documents for each related Underlying Mortgage Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Underlying Mortgage Loan documents.
          53. Subject to the exceptions set forth in paragraph (17) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Underlying Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.
          54. With respect to each related Underlying Mortgage Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
          55. If any related Underlying Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Underlying Mortgage Loan permits defeasance (1) no earlier than two years after any securitization of the Underlying Mortgage Loan or the Junior Participation Interest and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. No related Underlying Mortgage Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such Underlying Mortgage Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Underlying Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Underlying Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Underlying Mortgage Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Underlying Mortgage Loan or the Junior Participation Interest. Notwithstanding the foregoing, some of the Underlying Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.
          56. With respect to each related Underlying Mortgage Loan, to the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of such Underlying Mortgage Loan, the originator of such Underlying Mortgage Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Underlying Mortgage Loan.
          57. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under any related Underlying Mortgage Loan.
          58. With respect to each related Underlying Mortgage Loan, the related Underlying Mortgaged Property is not encumbered, and none of the Underlying Mortgage Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Security without the prior written consent of the holder thereof, by any lien securing the payment of money junior to

Sch. 1(e)-9

or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).
          59. With respect to each related Underlying Mortgage Loan, each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
          60. With respect to each related Underlying Mortgage Loan, an appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Underlying Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Underlying Mortgage Loan was originated.
          61. With respect to each related Underlying Mortgage Loan, the related Underlying Mortgage Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Underlying Mortgage Loan documents.
          62. With respect to each related Underlying Mortgage Loan, the related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.
          63. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:
     (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Security and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.
     (ii) Upon the foreclosure of the Underlying Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).
     (iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.
     (iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
     (v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.
     (vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

Sch. 1(e)-10

     (vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
     (viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.
     (ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Underlying Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Underlying Mortgage Loan).
     (x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
     (xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(e)-11

Schedule 1(f)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF MEZZANINE LOANS
          Seller represents and warrants to Buyer, with respect to each Mortgage Asset which is a Mezzanine Loan, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Security by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(f) shall be true and correct in all material respects. For purposes of this Schedule 1(f) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Asset which is a Mezzanine Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Asset.
          1. The Mezzanine Loan is a performing mezzanine loan secured by a pledge of all of the Capital Stock of a Mortgagor that owns income producing commercial real estate.
          2. As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.
          3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.
          4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.
          5. All information contained in the related Underwriting Package (or as otherwise provided in writing to Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.
          6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
          7. Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.
          8. Seller has full right, power and authority to sell and assign such Mezzanine Loan and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documentation governing such Mezzanine Loan (the “Mezzanine Loan Documents”), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan. No third party holds any “right of first refusal”, “right of

Sch. 1(f)-1

first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          10. The Mezzanine Collateral is secured by a pledge of equity ownership interests in the related borrower under the Underlying Mortgage Loan or a direct or indirect owner of the related borrower and the security interest created thereby has been fully perfected in favor of Seller as Mezzanine Lender.
          11. The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the Underlying Property Owner.
          12. The Underlying Property Owner has good and marketable title to the Underlying Mortgaged Property, no claims under the title policies insuring the Underlying Property Owner’s title to the Properties have been made, and the Underlying Property Owner has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property.
          13. The representations and warranties made by the borrower (the “Mezzanine Borrower”) in the Mezzanine Loan Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mezzanine Loan, the Mezzanine Borrower, the Underlying Mortgaged Property or the Underlying Property Owner that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.
          14. The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the related borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related loan documents.
          15. Pursuant to the terms of the Mezzanine Loan Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Underlying Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no material action may be taken by the Underlying Property Owner with respect to the Underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the Underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness.
          16. There is no (i) monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the owner of the Underlying Mortgaged Property (the “Underlying Property Owner”), (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the Underlying Property Owner or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.
          17. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Mezzanine Loan or with respect to any Underlying Mortgage Loan or other indebtedness in respect of the related Underlying Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan which would provide for any increase in the principal amount of any such lien, other interest or loan.
          18. Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a

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valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer.
          19. The Mezzanine Loan, and each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
          20. Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.
          21. The Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.
          22. The Seller has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.
          23. The servicing and collection practices used by the servicer of the Mezzanine Loan, and the origination practices of the related originator, have been in all respects legal, proper and prudent and have met customary industry standards by prudent institutional commercial mezzanine lenders and mezzanine loan servicers except to the extent that, in connection with its origination, such standards were modified as reflected in the documentation delivered to Buyer.
          24. If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.
          25. To the extent the Buyer was granted a security interest with respect to the Mezzanine Loan, such interest (i) was given for due consideration, (ii) has attached, (iii) is perfected, (iv) is a first priority Lien, and (v) has been appropriately assigned to the Buyer by the Underlying Property Owner.
          26. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.
          27. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.
          28. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.
          29. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Security have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and

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warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
          30. As of the Purchase Date for the related Purchased Security, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Underlying Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.
          31. As of the date of origination of the Mezzanine Loan, all insurance coverage required under the Mezzanine Loan Documents and/or any Mortgage Loan related to the Underlying Mortgaged Property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Security, all insurance coverage required under the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Security have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Underlying Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Underlying Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.
          32. The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the

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Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.
          33. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
          34. No borrower under the Mezzanine Loan nor any Mortgagor under any Underlying Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.
          35. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
          36. There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Mezzanine Loan Documents and the Underlying Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.
          37. None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related Underlying Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or the related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
          38. As of the Purchase Date for the related Purchased Security, there was no pending action, suit or proceeding, or governmental investigation of which the Seller, the Mezzanine Borrower or the Underlying Property Owner has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the Underlying Mortgage Loan.
          39. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Underlying Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.
          40. Except for Mortgagors under Underlying Mortgage Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.
          41. The related Underlying Mortgaged Property is not encumbered, and none of the Mezzanine Loan Documents or any Underlying Mortgage Loan documents permits the related Underlying

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Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Security without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).
          42. Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
          43. An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of the Underlying Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Underlying Mortgage Loan was originated.
          44. The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.
          45. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:
     (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Security and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.
     (ii) Upon the foreclosure of the Underlying Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).
     (iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.
     (iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
     (v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.
     (vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

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     (vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
     (viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.
     (ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Underlying Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Underlying Mortgage Loan).
     (x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
     (xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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Schedule 1(g)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF ABS
          The Seller represents and warrants to the Buyer, with respect to each Purchased Security which consists of ABS, that except as specifically disclosed to and approved by the Buyer in accordance with the Loan Purchase and Repurchase Agreement, as of the Purchase Date for each such Purchased Security by the Buyer from the Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(g) shall be true and correct in all material respects. For purposes of this Schedule 1(g) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Security which consists of ABS if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Security.
          1. Immediately prior to the sale, transfer and assignment to the Buyer thereof, the Seller had good and marketable title to, and was the sole owner and holder of, such ABS, and the Seller is transferring such ABS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such ABS.
          2. Immediately prior to the sale, transfer and assignment to the Buyer thereof, the Seller had full right, power and authority to sell and assign such ABS and such ABS has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          3. Other than consents and approvals obtained as of the related Purchase Date, no consent or approval by any Person is required in connection with the Buyer’s acquisition of such ABS, for the Buyer’s exercise of any rights or remedies in respect of such ABS or for the Buyer’s sale or other disposition of such ABS. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          4. Upon consummation of the purchase contemplated to occur in respect of such ABS on the Purchase Date therefor, the Buyer will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such ABS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.
          5. The ABS is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.
          6. With respect to any ABS that is a certificated security, the Seller has delivered to the Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such ABS.
          7. All information contained in the related Underwriting Package (or as otherwise provided in writing to the Buyer) in respect of such ABS is accurate and complete in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.
          8. As of the date of its issuance, such ABS complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.
          9. Except as included in the Underwriting Package, there is no document that by its terms modifies or affects the rights and obligations of the holder of such ABS, the terms of the related pooling and servicing agreement or any other agreement relating to the ABS, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

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          10. There is no (i) monetary default, breach or violation with respect to any pooling and servicing agreement or other document governing or pertaining to such ABS, (ii) material non-monetary default, breach or violation with respect to any such agreement or other document or other document governing or pertaining to such ABS, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.
          11. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Seller is required for any transfer or assignment of such ABS.
          12. Except as including in the Underwriting Package, (i) no interest shortfalls have occurred and no realized losses have been applied to any ABS or otherwise incurred with respect to any loan or underlying collateral related to such ABS nor any class of ABS issued under the same governing documents as any ABS, and (ii) the Seller is not aware of any circumstances that, to the best of Seller’s knowledge, could have a material adverse effect on the Asset Value of such ABS.
          13. There are no circumstances or conditions with respect to the ABS, the underlying collateral or the related obligor’s credit standing that can reasonably be expected to cause private institutional investors to regard the ABS as an unacceptable investment or adversely affect the value or marketability of the ABS.
          14. The Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such ABS is or may become obligated.
          15. There is no material inaccuracy in any servicer report or trustee report delivered to the Seller (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such ABS.
          16. No servicer of the ABS has made any advances, directly or indirectly, with respect to the ABS or to any loan or underlying collateral held by the entity issuing such ABS.
          17. The offering documents related to the issuance and sale of such ABS have been provided to the Buyer and such offering documents are complete and accurate in all material respects and as of the date of such offering documents or as of the date hereof none of the offering documents contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Schedule 1(h)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITY CONSISTING OF HOME EQUITY ABS
          The Seller represents and warrants to the Buyer, with respect to each Purchased Security which consists of Home Equity ABS, that except as specifically disclosed to and approved by the Buyer in accordance with the Loan Purchase and Repurchase Agreement, as of the Purchase Date for each such Purchased Security by the Buyer from the Seller and as of the date of each Transaction hereunder and at all times while the Transaction Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(h) shall be true and correct in all material respects. For purposes of this Schedule 1(h) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Security which consists of Home Equity ABS if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Security.
          1. Immediately prior to the sale, transfer and assignment to the Buyer thereof, the Seller had good and marketable title to, and was the sole owner and holder of, such Home Equity ABS, and the Seller is transferring such Home Equity ABS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Home Equity ABS.
          2. Immediately prior to the sale, transfer and assignment to the Buyer thereof, the Seller had full right, power and authority to sell and assign such Home Equity ABS and such Home Equity ABS has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
          3. Other than consents and approvals obtained as of the related Purchase Date, no consent or approval by any Person is required in connection with the Buyer’s acquisition of such Home Equity ABS, for the Buyer’s exercise of any rights or remedies in respect of such Home Equity ABS or for the Buyer’s sale or other disposition of such Home Equity ABS. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
          4. Upon consummation of the purchase contemplated to occur in respect of such Home Equity ABS on the Purchase Date therefor, the Seller will have validly and effectively conveyed to the Buyer all legal and beneficial interest in and to such Home Equity ABS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.
          5. The Home Equity ABS is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.
          6. With respect to any Home Equity ABS that is a certificated security, the Seller has delivered to the Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such Home Equity ABS.
          7. All information contained in the related Underwriting Package (or as otherwise provided in writing to the Buyer) in respect of such Home Equity ABS is accurate and complete in all material respects and contains all material documents required to be contained therein pursuant to the Agreement.
          8. As of the date of its issuance, such Home Equity ABS complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

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          9. Except as included in the Underwriting Package, there is no document that by its terms modifies or affects the rights and obligations of the holder of such Home Equity ABS, the terms of the related pooling and servicing agreement or any other agreement relating to such Home Equity ABS, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.
          10. There is no (i) monetary default, breach or violation with respect to any pooling and servicing agreement or other document governing or pertaining to such Home Equity ABS, (ii) material non-monetary default, breach or violation with respect to any such agreement or other document or other document governing or pertaining to such Home Equity ABS, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.
          11. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Seller is required for any transfer or assignment of such Home Equity ABS.
          12. Except as included in the Underwriting Package, (i) no interest shortfalls have occurred and no realized losses have been applied to any Home Equity ABS or otherwise incurred with respect to any home equity loan related to such Home Equity ABS nor any class of Home Equity ABS issued under the same governing documents as any Home Equity ABS, and (ii) the Seller is not aware of any circumstances that, to the best of Seller’s knowledge, could have a material adverse effect on the Asset Value of such Home Equity ABS.
          13. There are no circumstances or conditions with respect to the Home Equity ABS, the underlying mortgaged property or the related mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Home Equity ABS as an unacceptable investment, as compared with Home Equity ABS of a comparable rating, or materially and adversely affect the value or marketability of the Home Equity ABS.
          14. The Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Home Equity ABS is or may become obligated.
          15. There is no material inaccuracy in any servicer report or trustee report delivered to the Seller (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such Home Equity ABS.
          16. No servicer of the Home Equity ABS has made any advances, directly or indirectly, with respect to the RMBS or to any mortgage loan held by they entity issuing such Home Equity ABS.
          17. The offering documents related to the issuance and sale of such Home Equity ABS have been provided to the Buyer and such offering documents are complete and accurate in all material respects and as of the date of such offering documents or as of the date hereof none of the offering documents contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Sch. 1(h)-2

SCHEDULE 2
PURCHASE RATES

		Purchase		Pricing
Type of Security	Rating of Security	Rate		Spread	Benchmark

CMBS	AAA	[****]	%	[****]	1M LIBOR
CMBS	AAA (Non-SMMEA)	[****]	%	[****]	1M LIBOR
CMBS	AAA IO	[****]	%	[****]	1M LIBOR
XP PAC
	XC Support	[****]	%	[****]	1M LIBOR
CMBS	AAA-	[****]	%	[****]	1M LIBOR
CMBS	AA+	[****]	%	[****]	1M LIBOR
CMBS	AA	[****]	%	[****]	1M LIBOR
CMBS	AA-	[****]	%	[****]	1M LIBOR
CMBS	A+	[****]	%	[****]	1M LIBOR
CMBS	A	[****]	%	[****]	1M LIBOR
CMBS	A-	[****]	%	[****]	1M LIBOR
CMBS	BBB+	[****]	%	[****]	1M LIBOR
CMBS	BBB	[****]	%	[****]	1M LIBOR
CMBS	BBB-	[****]	%	[****]	1M LIBOR
CMBS	BB+	[****]	%	[****]	1M LIBOR
CMBS	BB	[****]	%	[****]	1M LIBOR
CMBS	BB-	[****]	%	[****]	1M LIBOR
CMBS	B+	[****]	%	[****]	1M LIBOR
CMBS	B	[****]	%	[****]	1M LIBOR

Corporate Debt	AAA	[****]	%	[****]	1M LIBOR
Corporate Debt	AA	[****]	%	[****]	1M LIBOR
Corporate Debt	A	[****]	%	[****]	1M LIBOR
Corporate Debt	BBB	[****]	%	[****]	1M LIBOR
Corporate Debt	BB	[****]	%	[****]	1M LIBOR
Corporate Debt	B	[****]	%	[****]	1M LIBOR

ABS	AAA+	[****]	%	[****]	1M LIBOR
ABS	AAA	[****]	%	[****]	1M LIBOR
ABS	AAA-	[****]	%	[****]	1M LIBOR
ABS	AA+	[****]	%	[****]	1M LIBOR
ABS	AA	[****]	%	[****]	1M LIBOR
ABS	AA-	[****]	%	[****]	1M LIBOR
ABS	A+	[****]	%	[****]	1M LIBOR
ABS	A	[****]	%	[****]	1M LIBOR
ABS	A-	[****]	%	[****]	1M LIBOR
ABS	BBB+	[****]	%	[****]	1M LIBOR
ABS	BBB	[****]	%	[****]	1M LIBOR
ABS	BBB-	[****]	%	[****]	1M LIBOR
ABS	BB+	[****]	%	[****]	1M LIBOR
ABS	BB	[****]	%	[****]	1M LIBOR
ABS	BB-	[****]	%	[****]	1M LIBOR
ABS	B	[****]	%	[****]	1M LIBOR

Home Equity ABS	AAA+	[****]	%	[****]	1M LIBOR
Home Equity ABS	AAA	[****]	%	[****]	1M LIBOR
Home Equity ABS	AAA-	[****]	%	[****]	1M LIBOR
Home Equity ABS	AA+	[****]	%	[****]	1M LIBOR
Home Equity ABS	AA	[****]	%	[****]	1M LIBOR
Home Equity ABS	AA-	[****]	%	[****]	1M LIBOR
Home Equity ABS	A+	[****]	%	[****]	1M LIBOR
Home Equity ABS	A	[****]	%	[****]	1M LIBOR
Home Equity ABS	A-	[****]	%	[****]	1M LIBOR
Home Equity ABS	BBB+	[****]	%	[****]	1M LIBOR
Home Equity ABS	BBB	[****]	%	[****]	1M LIBOR
Home Equity ABS	BBB-	[****]	%	[****]	1M LIBOR
Home Equity ABS	BB+	[****]	%	[****]	1M LIBOR
Home Equity ABS	BB	[****]	%	[****]	1M LIBOR
Home Equity ABS	BB-	[****]	%	[****]	1M LIBOR
Home Equity ABS	B	[****]	%	[****]	1M LIBOR

RMBS	AAA	[****]	%	[****]	1M LIBOR
Agency Hybrids	AAA	[****]	%	[****]	1M LIBOR
Non-Agency WL & Bonds	AAA	[****]	%	[****]	1M LIBOR
NIM’s	AAA	[****]	%	[****]	1M LIBOR

****	Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.
Schedule 2-1

Multifamily:

	Start		End		In-Place	Purchase		Pricing
Whole Loan:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR

Junior
Participation	Start		End		In-Place	Purchase		Pricing
Interest	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR

	Start		End		In-Place	Purchase		Pricing
Mezzanine Loan:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
Retail/Office/Ind.:

	Start		End		In-Place	Purchase		Pricing
Whole Loan:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR

Junior
Participation	Start		End		In-Place	Purchase		Pricing
Interest	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR

	Start		End		In-Place	Purchase		Pricing
Mezzanine Loan:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
Hotel:

	Start		End		In-Place	Purchase		Pricing
Whole Loan:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR

Junior
Participation	Start		End		In-Place	Purchase		Pricing
Interest:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR

	Start		End		In-Place	Purchase		Pricing
Mezzanine Loan:	LTV		LTV		DSCR	Rate		Spread	Benchmark

	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
	[****]	%	[****]	%	[****]	[****]	%	[****]	1M LIBOR
**** Material omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Material filed separately with the Securities and Exchange Commission.
Schedule 2-2